As filed with the Securities and Exchange Commission on February 29, 2000

                              File No. 811-8454


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                              Amendment No. 9  |x|
                                               ---

                           GLOBAL INVESTMENT PORTFOLIO

              (Exact Name of Registrant as Specified in Charter)

                               11 Greenway Plaza,
                                    Suite 100
                              Houston, Texas 77046

                    (Address of Principal Executive Offices)


      Registrant's Telephone Number, including Area Code:  (713) 626-1919

                              Samuel D. Sirko, Esq.
                              A I M Advisors, Inc.
                               11 Greenway Plaza,
                                    Suite 100
                              Houston, Texas 77046

                     (Name and Address of Agent for Service)

                                EXPLANATORY NOTE


      This Amendment to the Registration Statement of Global Investment Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Amendment to the Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                           GLOBAL INVESTMENT PORTFOLIO

                       CONTENTS OF REGISTRATION STATEMENT

This  registration   statement  of  Global  Investment  Portfolio  contains  the following documents:

      Facing Sheet

      Contents of Registration Statement

      Part A

      Part B

      Part C

      Signature Page

      Exhibits

PART A


      Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph B.2(b) of the General Instructions to Form N-1A.

      Responses to certain Items required to be included in Part A of this Registration Statement of Global Investment Portfolio (the "Master Portfolio") are incorporated herein by reference from Post-Effective Amendment No. 58 to the Registration Statement of AIM Investment Funds ("AIM Investment Funds") (1940 Act File No. 811-5426), as filed with the Securities and Exchange Commission ("SEC") on February 2__, 2000 ("Feeder Registration Statement"). Part A of the Feeder Registration Statement includes the prospectuses of AIM Global Consumer Products and Services Fund, AIM Global Financial Services Fund, AIM Global Infrastructure Fund and AIM Global Resources Fund ("Feeder's Part A").

ITEM 4.  INVESTMENT  OBJECTIVES,  PRINCIPAL  INVESTMENT  STRATEGIES  AND RELATED
RISKS.

      Information on the Portfolios' investment objectives, principal investment strategies and the principal risk factors associated with investments in the Portfolios is incorporated herein by reference from the sections entitled "Investment Objectives and Strategies" and "Principal Risks of Investing in the Fund" in the Feeder's Part A. Additional investment techniques, features and limitations concerning the Portfolios' investment program are described in Part B of this Registration Statement.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

      Each Portfolio is managed and administered by A I M Advisors, Inc. ("AIM"). AIM and its worldwide asset management affiliates provide investment management and/or administrative services to institutional, corporate and individual clients around the world. AIM is an indirect wholly owned subsidiaries of AMVESCAP PLC. AMVESCAP PLC and its subsidiaries are an independent investment management group that has a significant presence in the institutional and retail segment of the investment management industry in North America and Europe, and a growing presence in Asia.

      A more complete description of how the business of the Portfolios is managed is incorporated herein by reference from the section entitled "Fund Management" in the Feeder's Part A.

      Beneficial interests in the Master Portfolio are divided currently into four separate subtrusts or "series" - Global Financial Services Portfolio
("Financial Services Portfolio"), Global Infrastructure Portfolio ("Infrastructure Portfolio"), Global Resources Portfolio ("Resources Portfolio") and Global Consumer Products and Services Portfolio ("Consumer Products
Portfolio") (each, a "Portfolio," and collectively, the "Portfolios") - each having a distinct investment objective and distinct investment policies and limitations. The Financial Services Portfolio, Infrastructure Portfolio and Resources Portfolio commenced operations on May 31, 1994. The Consumer Products

Portfolio commenced operations on December 30, 1994. Additional subtrusts to the Master Portfolio may be organized at a later date. The assets of each Portfolio belong only to that Portfolio, and the liabilities of each Portfolio are borne solely by that Portfolio and no other.

      Beneficial interests in the Portfolios are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      Investor inquiries may be directed to the Advisor at the following address: 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

ITEM 7.  SHAREHOLDER INFORMATION.

      An investment in a Portfolio may be made without a sales load at the net asset value next determined after an order is received in "good order" by a Portfolio. There is no minimum initial or subsequent investment in a Portfolio. However, investments must be made in federal funds (i.e., monies credited to the account of a Portfolio's custodian bank by a Federal Reserve Bank). Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange ("NYSE") is open for trading.

      Information on the time and method of valuation of the Portfolios' assets is incorporated by reference from the section entitled "Shareholder Information
- Pricing of Shares" in the Feeder's Part A.

      Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

      An investor in a Portfolio may reduce any portion or all of its investment at any time at the net asset value next determined after a request in "good order" is furnished by the investor to that Portfolio. The proceeds of a reduction will be paid by a Portfolio in federal funds normally on the next business day after the reduction is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period (1) when the NYSE is closed (other than customary weekend or holiday closings) or trading on the NYSE is restricted as determined by the SEC, (2) when an emergency exists, as defined by the SEC, which would prohibit a Portfolio in disposing of its portfolio securities or in fairly determining the value of its assets, or (3) as the SEC may otherwise permit.

      Each Portfolio annually declares as a dividend all of its net investment income, if any, which includes dividends, accrued interest and earned discount (including both original issue and market discounts) less applicable expenses. Each Portfolio also annually distributes substantially all of its realized net short-term capital gain (the excess of short-term capital gains over short-term capital losses), net capital gain (the excess of net long-term capital gain over net short-term capital loss) and net gains from foreign currency transactions, if any. Each Portfolio may make an additional dividend or other distribution if necessary to avoid a 4% excise tax on certain undistributed income and gain.

      Under the current method of the Portfolios' operation, they are not subject to any income tax. However, each investor in a Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Master Portfolio and the Internal Revenue Code of 1986, as amended ("Code") and the regulations promulgated thereunder) of that Portfolio's income, gains, losses, deductions, and credits in determining its income tax liability. The determination of such share will be made in accordance with the Code and the regulations promulgated thereunder. It is intended that each Portfolio's assets, income, and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio. See Part B for a discussion of the foregoing tax matters and certain other matters.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

      Not applicable.

                                                                      APPENDIX A

                              RATINGS OF SECURITIES

A description of corporate bond and commercial paper ratings is incorporated herein by reference from "Appendix" in the Feeder's Part B.

                         GLOBAL INVESTMENT PORTFOLIO

                                     PART B

      Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

      Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Feeder Registration Statement. Part B of the Feeder Registration Statement includes the joint statement of additional information of the AIM Theme Funds ("Feeder's Part B").

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

      Cover Page:  Not applicable.
                                                                            Page

      History of Global Investment Portfolio.................................B-1
      Description of the Master Portfolio and its Investments and Risks......B-1
      Management of the Master Portfolio.....................................B-2
      Control Persons and Principal Holders of Interests.....................B-2
      Investment Advisory and Other Services.................................B-3
      Brokerage Allocation and Other Practices...............................B-4
      Capital Stock and Other Securities.....................................B-4
      Purchase, Redemption and Pricing of Securities.........................B-6
      Taxation of the Portfolio..............................................B-7
      Underwriters...........................................................B-7
      Calculation of Performance Data........................................B-7
      Financial Statements...................................................B-7

ITEM 11.  HISTORY OF GLOBAL INVESTMENT PORTFOLIO.

      Global Investment Portfolio (the "Master Portfolio") was organized as a Delaware business trust on May 7, 1998. On May 29, 1998, the Master Portfolio acquired the assets and assumed the liabilities of Global Investment Portfolio, a New York common law trust.

ITEM 12.  DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

      The Master Portfolio is a diversified, open-end management investment company.

      Part A contains basic information about the investment objectives, principal investment strategies and principal risks of Financial Services Portfolio, Infrastructure Portfolio, Resources Portfolio and Consumer Products

Portfolio, each a subtrust or "series" of the Master Portfolio. This Part B supplements the discussion in Part A of the investment objectives, principal investment strategies and principal risks of the Portfolios.

      Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of the Portfolios, the types of securities bought and investment techniques used by the Portfolios, and certain risks attendant thereto, as well as other information on the Portfolios' investment programs, is incorporated by reference from the sections entitled "Investment Strategies and Risks," "Options, Futures and Currency Strategies," "Risk Factors," "Investment Limitations" and "Execution of Portfolio Transactions" in the Feeder's Part B.

ITEM 13.  MANAGEMENT OF THE MASTER PORTFOLIO.

      Information about the Trustees and officers of the Master Portfolio, and their roles in management of the Portfolios and other AIM Funds, is incorporated herein by reference from the section entitled "Trustees and Executive Officers" in the Feeder's Part B.

      For the fiscal year ended October 31, 1999, Mr. Anderson, Mr. Bayley, Mr. Patterson (a Trustee until September 27, 1999, when he retired) and Miss Quigley, who are not directors, officers or employees of AIM Advisors, Inc. ("AIM") or any affiliated company, each received total compensation of $101,833, $103,883, $93,583 and $103,803, respectively, from the investment companies which are managed or administered by AIM for which he or she serves as a Director or Trustee. Fees and expenses disbursed to the Trustees contained no accrued or payable pension, or retirement benefits.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF BENEFICIAL INTERESTS.

      As of the date of this filing, Financial Services Fund, Resources Fund, Infrastructure Fund and Consumer Products Fund (each a "Fund," collectively, "Funds") owned 99.9%, 99.9%, 99.9% and 99.9% of the value of the outstanding beneficial interests in Financial Services Portfolio, Resources Portfolio, Infrastructure Portfolio and Consumer Products Portfolio, respectively. Because currently each Fund controls its corresponding Portfolio, each Fund may take actions affecting its corresponding Portfolio without the approval of any other investor.

      Each Fund has informed its corresponding Portfolio that whenever a Fund is requested to vote on any proposal of its corresponding Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that other investors in each Portfolio will follow the same or a similar practice.

      The address of the Master Portfolio is 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

      As of February 14, 2000, the officers and Trustees and their families as a group owned in the aggregate beneficially or of record less than 1% of the outstanding interests of each Portfolio.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

      Information on the investment management and other services provided for or on behalf of the Portfolios is incorporated herein by reference from the sections entitled "Management" and "Miscellaneous Information" in the Feeder's Part B. The following list identifies the specific sections in the Feeder's Part B under which the information required by Item 15 of Form N-1A may be found; each section is incorporated herein by reference.

Item 15(a)        Management; Miscellaneous Information

Item 15(b)        Not applicable

Item 15(c)        Not applicable

Item 15(d)        Management

Item 15(e)        Not applicable

Item 15(f)        Not applicable

Item 15(g)        Not applicable

Item 15(h)        Miscellaneous Information

      For the fiscal year ended October 31, 1997, the Financial Services Portfolio, Infrastructure Portfolio and Resources Portfolio paid investment management and administration fees to INVESCO (NY), Inc. in the amounts of $346,965, $772,727 and $976,215, respectively. For the period November 1, 1997 to May 29, 1998, the Financial Services Portfolio, Infrastructure Portfolio and Resources Portfolio paid investment management and administration fees to
INVESCO  (NY),  Inc.  in  the  amounts  of  $415,975,   $384,081  and  $478,132,
respectively. For the period May 30, 1998 to October 31, 1998, the Financial Services Portfolio, Infrastructure Portfolio and Resources Portfolio paid aggregate investment management and administration fees to AIM and/or INVESCO
(NY), Inc. in the amounts of $310,027, $227,946 and $200,643, respectively. For the fiscal year ended October 31, 1999, the Financial Services Portfolio, Infrastructure Portfolio and Resources Portfolio paid aggregate investment management and administration fees to AIM and/or INVESCO (NY), Inc. in the amounts of $520,685, $280,012, and $191,117, respectively.

      For the fiscal years ended October 31, 1997, the Consumer Products Portfolio paid investment management and administration fees to INVESCO (NY), Inc. in the amount of $1,207,854. For the period November 1, 1997 to May 29, 1998, the Consumer Products Portfolio paid investment management and administration fees of $762,612 to INVESCO (NY), Inc. For the period May 30, 1998 to October 31, 1998, the Consumer Products Portfolio paid aggregate investment management and administration fees of $566,451 to AIM and/or INVESCO
(NY), Inc. For the fiscal year ended October 31, 1999, the Consumer Products Portfolio paid aggregate investment management and administration fees of $1,323,258 to AIM and INVESCO (NY), Inc.

      For the fiscal years ended October 31, 1997 and 1998, INVESCO (NY), Inc. reimbursed the Financial Services Portfolio, Infrastructure Portfolio and
Resources   Portfolio   for   their   respective   investment   management   and
administration fees in the amounts of $0, $0 and $0; and $0, $193,053 and $244,561, respectively. For the fiscal year ended October 31, 1999, AIM and/or INVESCO (NY), Inc. reimbursed the Financial Services Portfolio, Infrastructure Portfolio and Resources Portfolio for their respective investment management and administration fees in the amounts of $94,815, $123,428 and $111,410, respectively.

      For the fiscal years ended October 31, 1997 and 1998, INVESCO (NY), Inc. reimbursed the Consumer Products Portfolio for investment management and administration fees in the amounts of $0 and $0, respectively. For the fiscal year ended October 31, 1999, AIM and/or INVESCO (NY), Inc. reimbursed the Consumer Products Portfolio for investment management and administration fees in the amount of $16,422. All expense reimbursements, if any, are made at the Fund level.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

      A description of the Portfolios' brokerage allocation and other practices is incorporated herein by reference from the section entitled "Execution of Portfolio Transactions" in the Feeder's Part B.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

      Under the Master Portfolio's Agreement and Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of the Master Portfolio. The Master Portfolio currently has four series (i.e., the Portfolios). The Master Portfolio reserves the right to create and issue additional series. An investor in a Portfolio is entitled to participate PRO RATA in distributions of the Portfolio's income and gains and to be allocated a PRO RATA share of the Portfolio's income, gains, losses, deductions, and credits. Upon liquidation or dissolution of a Portfolio, investors are entitled to share PRO RATA in that Portfolio's net assets available for distribution to its investors. Investments in each Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investments in a Portfolio have no preference, preemptive, conversion or similar rights.

      Under Delaware law, the AIM Global Financial Services Fund ("Financial Services Fund"), AIM Global Resources Fund ("Resources Fund"), AIM Global Infrastructure Fund, ("Infrastructure Fund"), AIM Global Consumer Products and Services Fund ("Consumer Produces Fund"), and other entities investing in the Portfolios enjoy the same limitations of liability extended to shareholders of private, for-profit corporations. There is a remote possibility, however, that under certain circumstances an investor in a Portfolio may be held liable for the Portfolio's obligations. However, the Master Portfolios' Agreement and Declaration of Trust disclaims shareholder liability for acts or obligations of the Portfolios and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Portfolio or a trustee. The Agreement and Declaration of Trust also provides for indemnification from the Portfolio property for all losses and expenses of any shareholder held personally liable for the Portfolios' obligations. Thus, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which the Portfolios themselves would be unable to meet their obligations and where the other party was held not to be bound by the disclaimer. The Agreement and Declaration of Trust also provides that each Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) covering certain kinds of potential liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the investor's Portfolio itself was unable to meet its obligations.

      Each investor in a Portfolio is entitled to vote in proportion to the amount of its investment in that Portfolio. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and auditors, and as required by the 1940 Act and the rules thereunder). Investors in a Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Master Portfolio or in a Portfolio, as the case may be, may control the outcome of these votes. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. The Master Portfolio is not required to hold annual meetings of investors but the Master Portfolio will hold special meetings of investors when in the judgment of the Master Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No amendment may be made to the Master Portfolio's Agreement and Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

      As of the date of this Registration Statement, AIM Investment Funds owns a majority interest in the Master Portfolio and each Portfolio. However, AIM Investment Funds has undertaken that, with respect to most matters on which the Master Portfolio seeks a vote of its interestholders, AIM Investment Funds will seek a vote of its shareholders and will vote its interest in the Master Portfolio in accordance with their instructions.

      The Master Portfolio or any Portfolio may be terminated by (1) "the vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Master Portfolio or the affected Portfolio, respectively, or (2) if there are fewer than 100 record owners of a beneficial interest in the Master Portfolio or of such terminating Portfolio, the Trustees pursuant to written notice to the record owners of the Master Portfolio or the affected Portfolio. The Trustees may cause (i) the Master Portfolio or one or more of its Portfolios to the extent consistent with applicable law to sell all or substantially all of its assets, or be merged into or consolidated with another business trust or company, (ii) the beneficial interests of a record owner in the Master Portfolio or any Portfolio to be converted into beneficial interests in another business trust (or series thereof) created pursuant to Section 10.4 of Article X of the Master Portfolio's Agreement and Declaration of Trust, or (iii) the beneficial interests of a record owner of the Master Portfolio to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of interests in the Trust or any Portfolio into beneficial interests in such separate business trust or trusts (or series or class thereof).

      The Agreement and Declaration of Trust provides that obligations of each Portfolio are not binding upon the Trustees individually but only upon the property of that Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Agreement and Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Agreement and Declaration of Trust provides that the Trustees and officers will be indemnified by the Master Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Master Portfolio, unless, as to liability to the Master Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Master Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

      Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended.

      Information on the method followed by the Portfolios in determining their net asset value and the timing of such determination is incorporated by reference from the section entitled "Net Asset Value Determination" in the Feeder's Part B. See also Item 7 in Part A.

      Each Portfolio reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption or repurchase order by making payment in whole or in part in readily marketable securities chosen by that Portfolio and valued as they are for purposes of computing the Portfolio's net asset value (a redemption in kind). If payment is made in securities, an investor may incur transaction expenses in converting these securities into cash. Each Portfolio has elected, however, to be governed by Rule 18f-1 under the 1940 Act as a result of which each Portfolio is obligated to redeem beneficial interests with respect to any one investor during any 90 day period, solely in cash up to the lesser of $250,000 or 1% of the net asset value of that Portfolio at the beginning of the period.

      Each investor in a Portfolio may add to or reduce its investment in that Portfolio on each day that the NYSE is open for trading. At the close of trading, on each such day, the value of each investor's interest in a Portfolio will be determined by multiplying the net asset value of such Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in that Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in that Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in that Portfolio by all investors in that Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in that Portfolio as of the close of trading on the following day the NYSE is open for trading.

ITEM 19.  TAXATION OF THE PORTFOLIO.

      Information on the taxation of the Portfolios is incorporated by reference from the section entitled "Dividends, Distributions and Tax Matters" in the Feeder's Part B.

ITEM 20.  UNDERWRITERS.

      Not applicable.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.

      Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

      The audited financial statements of the Financial Services Portfolio, the Infrastructure Portfolio, the Resources Portfolio and the Consumer Products Portfolio for the fiscal year ended October 31, 1999, are included herein, in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

SCHEDULE OF INVESTMENTS

October 31, 1999

                                                     MARKET
                                       SHARES        VALUE
DOMESTIC COMMON STOCKS-53.45%

BEVERAGES (ALCOHOLIC)-1.34%

Adolph Coors Co.                         12,800   $    710,400
--------------------------------------------------------------
Anheuser-Busch Companies, Inc.           24,600      1,766,587
--------------------------------------------------------------
                                                     2,476,987
--------------------------------------------------------------

BIOTECHNOLOGY-0.94%

Amgen, Inc.(a)                           21,800      1,738,550
--------------------------------------------------------------

BROADCASTING (TELEVISION, RADIO &
  CABLE)-2.30%

AT&T Corp. - Liberty Media
  Group-Class A(a)                       45,700      1,813,719
--------------------------------------------------------------
Comcast Corp.-Class A                    40,400      1,701,850
--------------------------------------------------------------
TiVo Inc.(a)                             17,600        754,600
--------------------------------------------------------------
                                                     4,270,169
--------------------------------------------------------------

COMMUNICATIONS EQUIPMENT-4.44%

ANTEC Corp.(a)                           31,900      1,547,150
--------------------------------------------------------------
Comverse Technology, Inc.(a)             26,400      2,996,400
--------------------------------------------------------------
Lucent Technologies Inc.                 30,360      1,950,630
--------------------------------------------------------------
Spanish Broadcasting System, Inc.(a)     40,600      1,080,975
--------------------------------------------------------------
Sycamore Networks, Inc.(a)                3,000        645,000
--------------------------------------------------------------
                                                     8,220,155
--------------------------------------------------------------

COMPUTERS (NETWORKING)-0.81%

Cisco Systems, Inc.(a)                   20,243      1,497,982
--------------------------------------------------------------

COMPUTERS (PERIPHERALS)-0.92%

Lexmark International Group,
  Inc.-Class A(a)                        21,900      1,709,569
--------------------------------------------------------------

COMPUTERS (SOFTWARE &
  SERVICES)-4.13%

Adobe Systems, Inc.                      36,000      2,517,750
--------------------------------------------------------------
Microsoft Corp.(a)                       36,500      3,378,531
--------------------------------------------------------------
Oracle Corp.(a)                          37,000      1,759,812
--------------------------------------------------------------
                                                     7,656,093
--------------------------------------------------------------

CONSUMER FINANCE-0.78%

Providian Financial Corp.                13,250      1,444,250
--------------------------------------------------------------

ELECTRONICS (SEMICONDUCTORS)-0.92%

Altera Corp.(a)                          35,000      1,701,875
--------------------------------------------------------------

ENTERTAINMENT-0.88%

Time Warner, Inc.                        23,300      1,623,719
--------------------------------------------------------------

EQUIPMENT (SEMICONDUCTOR)-2.59%

Applied Materials, Inc.(a)               14,000      1,257,375
--------------------------------------------------------------
KLA-Tencor Corp.(a)                      17,000      1,346,187
--------------------------------------------------------------
Lam Research Corp.(a)                    26,000      2,195,375
--------------------------------------------------------------
                                                     4,798,937
--------------------------------------------------------------

                                                     MARKET
                                       SHARES        VALUE
FINANCIAL (DIVERSIFIED)-1.94%

Citigroup, Inc.                          38,550   $  2,086,519
--------------------------------------------------------------
Fannie Mae                               21,300      1,506,975
--------------------------------------------------------------
                                                     3,593,494
--------------------------------------------------------------

FOODS-2.09%

Dean Foods Co.                           28,000      1,295,000
--------------------------------------------------------------
Quaker Oats Co. (The)                    37,000      2,590,000
--------------------------------------------------------------
                                                     3,885,000
--------------------------------------------------------------

GAMING, LOTTERY & PARIMUTUEL
  COMPANIES-1.12%

Aztar Corp.(a)                           82,000        794,375
--------------------------------------------------------------
Station Casinos, Inc.(a)                 53,000      1,281,937
--------------------------------------------------------------
                                                     2,076,312
--------------------------------------------------------------

HEALTH CARE (DIVERSIFIED)-3.73%

Allergan, Inc.                           17,000      1,825,375
--------------------------------------------------------------
Bristol-Myers Squibb Co.                 29,000      2,227,562
--------------------------------------------------------------
Johnson & Johnson                         9,000        942,750
--------------------------------------------------------------
Warner-Lambert Co.                       24,000      1,915,500
--------------------------------------------------------------
                                                     6,911,187
--------------------------------------------------------------

HEALTH CARE (MEDICAL PRODUCTS &
  SUPPLIES)-0.43%

VISX, Inc.(a)                            12,600        788,287
--------------------------------------------------------------

INSURANCE (MULTI-LINE)-1.00%

American International Group, Inc.       17,976      1,850,405
--------------------------------------------------------------

INVESTMENT BANKING/BROKERAGE-1.20%

Morgan Stanley, Dean Witter & Co.        20,100      2,217,281
--------------------------------------------------------------

MACHINERY (DIVERSIFIED)-1.12%

Case Corp.                               39,300      2,082,900
--------------------------------------------------------------

MANUFACTURING (DIVERSIFIED)-1.34%

Tyco International Ltd.                  62,400      2,492,100
--------------------------------------------------------------

MANUFACTURING (SPECIALIZED)-0.66%

Briggs & Stratton Corp.                  21,000      1,227,188
--------------------------------------------------------------

OIL & GAS (DRILLING &
  EQUIPMENT)-1.13%

Marine Drilling Companies, Inc.(a)      129,600      2,097,900
--------------------------------------------------------------

RESTAURANTS-0.29%

Tricon Global Restaurants, Inc.(a)       13,600        546,550
--------------------------------------------------------------

RETAIL (BUILDING SUPPLIES)-2.06%

Home Depot, Inc. (The)                   30,200      2,280,100
--------------------------------------------------------------
Lowe's Companies, Inc.                   28,008      1,540,440
--------------------------------------------------------------
                                                     3,820,540
--------------------------------------------------------------

                                                     MARKET
                                       SHARES        VALUE
RETAIL (COMPUTERS &
  ELECTRONICS)-2.76%

Best Buy Co., Inc.(a)                    18,000   $  1,000,125
--------------------------------------------------------------
Circuit City Stores-Circuit City
  Group                                  24,800      1,058,650
--------------------------------------------------------------
Tandy Corp.                              48,600      3,058,763
--------------------------------------------------------------
                                                     5,117,538
--------------------------------------------------------------

RETAIL (DISCOUNTERS)-1.15%

Burlington Coat Factory Warehouse
  Corp.                                  75,000      1,284,375
--------------------------------------------------------------
Family Dollar Stores, Inc.               41,300        851,813
--------------------------------------------------------------
                                                     2,136,188
--------------------------------------------------------------

RETAIL (FOOD CHAINS)-0.57%

Safeway, Inc.(a)                         30,000      1,059,375
--------------------------------------------------------------

RETAIL (GENERAL MERCHANDISE)-1.47%

Wal-Mart Stores, Inc.                    48,000      2,721,000
--------------------------------------------------------------

RETAIL (HOME SHOPPING)-1.04%

Chemdex Corp.(a)                         50,600      1,929,125
--------------------------------------------------------------

RETAIL (SPECIALTY)-1.36%

Haverty Furniture Cos., Inc.             60,000        825,000
--------------------------------------------------------------
Linens 'n Things, Inc.(a)                21,200        842,700
--------------------------------------------------------------
Sonic Automotive, Inc.(a)                81,400        849,613
--------------------------------------------------------------
                                                     2,517,313
--------------------------------------------------------------

RETAIL (SPECIALTY-APPAREL)-2.50%

American Eagle Outfitters, Inc.(a)       21,200        907,625
--------------------------------------------------------------
AnnTaylor Stores Corp.(a)                16,900        719,306
--------------------------------------------------------------
Chico's Fas, Inc.(a)                     44,000      1,380,500
--------------------------------------------------------------
TJX Companies, Inc. (The)                59,600      1,616,650
--------------------------------------------------------------
                                                     4,624,081
--------------------------------------------------------------

SERVICES
  (ADVERTISING/MARKETING)-1.13%

Outdoor Systems, Inc.(a)                 49,400      2,093,325
--------------------------------------------------------------

TELECOMMUNICATIONS (CELLULAR/
  WIRELESS)-2.36%

Nextel Communications, Inc.-Class
  A(a)                                   50,800      4,378,325
--------------------------------------------------------------

TELECOMMUNICATIONS (LONG
  DISTANCE)-0.41%

Global TeleSystems Group, Inc.(a)        32,000        766,000
--------------------------------------------------------------

TELEPHONE-0.54%

NTL, Inc.(a)                              7,250        546,469
--------------------------------------------------------------
Qwest Communications International,
  Inc.(a)                                12,600        453,600
--------------------------------------------------------------
                                                     1,000,069
--------------------------------------------------------------
    Total Domestic Common Stocks
      (Cost $72,802,212)                            99,069,769
--------------------------------------------------------------

FOREIGN STOCKS & OTHER EQUITY
  INTERESTS-37.62%

BELGIUM-1.09%

Fortis (B)
  (Financial-Diversified)(a)             60,000      2,026,248
--------------------------------------------------------------

                                                     MARKET
                                       SHARES        VALUE
CANADA-5.27%

Cominco Ltd. (Metals Mining)            118,000   $  2,083,814
--------------------------------------------------------------
Imasco Ltd.
  (Manufacturing-Diversified)           147,300      3,951,878
--------------------------------------------------------------
Nortel Networks Corp.
  (Communications Equipment)             60,600      3,727,046
--------------------------------------------------------------
                                                     9,762,738
--------------------------------------------------------------

FINLAND-2.26%

Nokia Oyj-ADR (Communications
  Equipment)                             36,200      4,183,363
--------------------------------------------------------------
FRANCE-6.25%
Banque Nation de Paris (Financial
  Diversified), Wts., expiring
  07/15/02(a)                             5,460         32,282
--------------------------------------------------------------
Banque Nationale de Paris
  (Banks-Major Regional)                 23,080      2,027,490
--------------------------------------------------------------
Carrefour Supermarche S.A.
  (Retail-Food Chains)                   15,300      2,832,960
--------------------------------------------------------------
Lafarge S.A. (Engineering &
  Construction)                          18,200      1,751,979
--------------------------------------------------------------
Renault S.A. (Automobiles)               33,300      1,723,637
--------------------------------------------------------------
SEITA (Tobacco)                          29,400      1,639,304
--------------------------------------------------------------
Societe Television Francaise 1
  (Broadcasting- Television, Radio &
  Cable)                                  5,000      1,567,555
--------------------------------------------------------------
                                                    11,575,207
--------------------------------------------------------------

GERMANY-1.10%

Mannesmann A.G.
  (Machinery-Diversified)                13,000      2,044,659
--------------------------------------------------------------

IRELAND-2.68%

Bank of Ireland (Banks-Major
  Regional)                             191,238      1,492,847
--------------------------------------------------------------
CRH PLC (Construction-Cement &
  Aggregates)                            94,200      1,778,901
--------------------------------------------------------------
Jefferson Smurfit Group PLC-ADR
  (Containers & Packaging-Paper)         66,000      1,699,500
--------------------------------------------------------------
                                                     4,971,248
--------------------------------------------------------------

ITALY-2.35%

Banca Commerciale Italiana
  (Banks-Major Regional)                145,467        867,729
--------------------------------------------------------------
Luxottica Group S.p.A.-ADR
  (Consumer-Jewelry, Novelties &
  Gifts)                                100,900      1,936,019
--------------------------------------------------------------
Telecom Italia Mobile S.p.A.
  (Telecommunications-Cellular/Wireless)   247,300    1,545,421
--------------------------------------------------------------
                                                     4,349,169
--------------------------------------------------------------

JAPAN-2.86%

Nippon Telegraph & Telephone Corp.
  (Telecommunications-Long Distance)        190      2,915,927
--------------------------------------------------------------
Toyota Motor Corp.
  (Automobile-Manufacturers)             69,000      2,389,238
--------------------------------------------------------------
                                                     5,305,165
--------------------------------------------------------------

NETHERLANDS-2.02%

ABN AMRO Holding N.V. (Banks-Major
  Regional)                              67,422      1,630,711
--------------------------------------------------------------
Equant N.V.
  (Computers--Networking)(a)              5,900        574,156
--------------------------------------------------------------

                                                     MARKET
                                       SHARES        VALUE
NETHERLANDS-(CONTINUED)

Heineken N.V. (Beverages-Alcoholic)      30,325   $  1,546,997
--------------------------------------------------------------
                                                     3,751,864
--------------------------------------------------------------

NORWAY-0.94%

Den Norske Bank A.S.A. (Banks-Major
  Regional)                             451,600      1,748,983
--------------------------------------------------------------

SINGAPORE-0.95%

NatSteel Ltd. (Iron & Steel)          1,056,000      1,765,610
--------------------------------------------------------------

SOUTH KOREA-1.51%

Pohang Iron & Steel Co. Ltd.-ADR
  (Iron & Steel)                         84,000      2,803,500
--------------------------------------------------------------

SWITZERLAND-1.01%

Compagnie Financiere Richemont A.G.
  (Tobacco)                                 980      1,871,686
--------------------------------------------------------------

UNITED KINGDOM-7.33%

BG PLC (Oil & Gas-Exploration &
  Production)                           325,800      1,809,150
--------------------------------------------------------------
Centrica PLC (Oil & Gas-Exploration
  & Production)                         964,400      2,802,495
--------------------------------------------------------------
COLT Telecom Group PLC
  (Communications Equipment)(a)          31,150        931,577
--------------------------------------------------------------
Energis PLC (Telephone)(a)               56,500      1,803,027
--------------------------------------------------------------
Imperial Tobacco Group PLC (Tobacco)    125,000      1,325,556
--------------------------------------------------------------
Royal Bank of Scotland Group PLC
  (Banks- Major Regional)               106,620      2,457,621
--------------------------------------------------------------

                                                     MARKET
                                       SHARES        VALUE
UNITED KINGDOM-(CONTINUED)

Vodafone AirTouch PLC-ADR
  (Telecommunications-Cellular/Wireless)    51,000 $  2,444,813
--------------------------------------------------------------
                                                    13,574,239
--------------------------------------------------------------
    Total Foreign Stocks & Other
      Equity Interests (Cost
      $56,003,482)                                  69,733,679
--------------------------------------------------------------

MONEY MARKET FUNDS-7.94%

STIC Liquid Assets Portfolio(b)       7,355,453      7,355,453
--------------------------------------------------------------
STIC Prime Portfolio(b)               7,355,453      7,355,453
--------------------------------------------------------------
    Total Money Market Funds (Cost
      $14,710,906)                                  14,710,906
--------------------------------------------------------------
TOTAL INVESTMENTS-99.01% (Cost
  $143,516,600)                                    183,514,354
--------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES-0.99%                  1,829,449
--------------------------------------------------------------
NET ASSETS-100.00%                                $185,343,803
==============================================================

Investment Abbreviations:

ADR - American Depositary Receipt
Wts.  - Warrants

Notes to Schedule of Investments:

(a)Non-income producing security.
(b)The money market fund has the same investment advisor as the Fund.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES

OCTOBER 31, 1999

ASSETS:

Investments, at value (cost $143,516,600)      $183,514,354
-----------------------------------------------------------
Foreign currencies, at value (cost
  $2,441,639)                                     2,424,475
-----------------------------------------------------------
Receivables for:
  Investments sold                                4,528,952
-----------------------------------------------------------
  Dividends and interest                            179,289
-----------------------------------------------------------
  Other assets                                       12,035
-----------------------------------------------------------
  Due from advisor                                   16,422
-----------------------------------------------------------
    Total assets                                190,675,527
===========================================================

LIABILITIES FOR:

Payable for investments purchased                 5,205,191
-----------------------------------------------------------
Accrued advisory fees                               111,103
-----------------------------------------------------------
Accrued custodian fees                               13,142
-----------------------------------------------------------
Accrued professional fees                               775
-----------------------------------------------------------
Accrued operating expenses                            1,513
-----------------------------------------------------------
    Total liabilities                             5,331,724
-----------------------------------------------------------
Net assets applicable to beneficial interest
  outstanding                                  $185,343,803
===========================================================

STATEMENT OF OPERATIONS

YEAR ENDED OCTOBER 31, 1999

INVESTMENT INCOME:

  Dividends (net of $117,570 foreign
    withholding tax)                           $  1,509,215
-----------------------------------------------------------
  Interest                                          610,144
-----------------------------------------------------------
  Securities lending income                         104,422
-----------------------------------------------------------
    Total investment income                       2,223,781
===========================================================

EXPENSES:

Advisory and administrative fees                  1,339,678
-----------------------------------------------------------
Custodian fees                                       87,031
-----------------------------------------------------------
Printing fees                                         2,761
-----------------------------------------------------------
Professional                                          9,488
-----------------------------------------------------------
Other expenses                                          242
-----------------------------------------------------------
    Total expenses                                1,439,200
-----------------------------------------------------------
Less: Fees waived by advisor                        (16,422)
-----------------------------------------------------------
    Net expenses                                  1,422,778
-----------------------------------------------------------
Net investment income                               801,003
===========================================================

REALIZED AND UNREALIZED GAIN FROM INVESTMENT
  SECURITIES AND FOREIGN CURRENCIES:

Net realized gain from:
  Investment securities                          44,400,506
-----------------------------------------------------------
  Foreign currencies                                 74,456
-----------------------------------------------------------
                                                 44,474,962
-----------------------------------------------------------
Change in net unrealized appreciation of:
-----------------------------------------------------------
  Investment securities                          20,689,784
-----------------------------------------------------------
  Foreign currencies                                 20,185
-----------------------------------------------------------
                                                 20,709,969
-----------------------------------------------------------
Net gain from investment securities and
  foreign currencies                             65,184,931
-----------------------------------------------------------
Net increase in net assets resulting from
  operations                                   $ 65,985,934
===========================================================

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED OCTOBER 31, 1999 AND 1998

                                                                  1999           1998
                                                              ------------   ------------
Operations:
  Net investment income                                       $    801,003   $    702,727
-----------------------------------------------------------------------------------------
  Net realized gain on investment and foreign currencies        44,474,962      4,655,445
-----------------------------------------------------------------------------------------
  Net change in unrealized appreciation of investment
    securities and foreign currencies                           20,709,969     10,772,689
-----------------------------------------------------------------------------------------
    Net increase in net assets resulting from operations        65,985,934     16,130,861
-----------------------------------------------------------------------------------------

BENEFICIAL INTEREST TRANSACTIONS:

  Contributions                                                  4,146,054     32,490,022
-----------------------------------------------------------------------------------------
  Withdrawals                                                  (51,401,645)   (44,623,457)
-----------------------------------------------------------------------------------------
    Net increase (decrease) from beneficial interest
      transactions                                             (47,255,591)   (12,133,435)
-----------------------------------------------------------------------------------------
Total increase in net assets                                    18,730,343      3,997,426
-----------------------------------------------------------------------------------------

NET ASSETS:

  Beginning of year                                            166,613,460    162,616,034
-----------------------------------------------------------------------------------------
  End of year                                                 $185,343,803   $166,613,460
=========================================================================================

See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
October 31, 1999

NOTE 1-SIGNIFICANT ACCOUNTING POLICIES

The Global Consumer Products and Services Portfolio (the "Portfolio") is organized as a Delaware business trust which is registered under the 1940 Act as an open-end management investment company.
  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of the significant accounting policies followed by the Portfolio in the preparation of its financial statements.

A. Security Valuations -- A security listed or traded on an exchange (except convertible bonds) is valued at its last sales price on the exchange where the security is principally traded, or lacking any sales on a particular day, the security is valued at the closing bid price on that day. Each security reported on the NASDAQ National Market System is valued at the last sales price on the valuation date or absent a last sales price, at the closing bid price. Debt obligations (including convertible bonds) are valued on the basis of prices provided by an independent pricing service. Prices provided by the pricing service may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as yield, type of issue, coupon rate and maturity date. Securities for which market prices are not provided by any of the above methods are valued based upon quotes furnished by independent sources and are valued at the last bid price in the case of equity securities and in the case of debt obligations, the mean between the last bid and asked prices. Securities for which market quotations are not readily available or are questionable are valued at fair value as determined in good faith by or under the supervision of the Trust's officers in a manner specifically authorized by the Board of Trustees. Short-term obligations having 60 days or less to maturity are valued at amortized cost which approximates market value. For purposes of determining net asset value per share, futures and options contracts generally will be valued 15 minutes after the close of trading of the New York Stock Exchange ("NYSE").

     Generally, trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of the NYSE which would not be reflected. If events materially affecting the value of such securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or under the supervision of the Board of Trustees.

B. Securities Transactions, Investment Income and Distributions -- Securities transactions are accounted for on a trade date basis. Realized gains or losses on sales are computed on the basis of specific identification of the securities sold. Interest income is recorded as earned from settlement date and is recorded on the accrual basis.

C. Federal Income Taxes -- The Portfolio intends to comply with the requirements of the Internal Revenue Code necessary to qualify as a regulated investment company and, as such, will not be subject to federal income taxes on otherwise taxable income (including net realized capital gains) which is distributed to shareholders. Therefore, no provision for federal income taxes is recorded in the financial statements.

D. Foreign Currency Translations -- Portfolio securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions. The Portfolio does not separately account for that portion of the results of operations resulting from changes in foreign exchange rates on investments and the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

E. Foreign Currency Contracts -- A foreign currency contract is an obligation to purchase or sell a specific currency for an agreed-upon price at a future date. The Portfolio may enter into a foreign currency contract to attempt to minimize the risk to the Portfolio from adverse changes in the relationship between currencies. The Portfolio may also enter into a foreign currency contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of that security. The Portfolio could be exposed to risk if counterparties to the contracts are unable to meet the terms of their contracts or if the value of the foreign currency changes unfavorably.

F. Foreign Securities -- There are certain additional considerations and risks associated with investing in foreign securities and currency transactions that are not inherent in investments of domestic origin. The Portfolio's investment in emerging market countries may involve greater risks than investments in more developed markets and the price of such investments may be volatile. These risks of investing in foreign and emerging markets may include foreign currency exchange fluctuations, perceived credit risk, adverse political and economic developments and possible adverse foreign government intervention.

     In addition, the Portfolio's policy of concentrating its investments in companies in the consumer products and services industry subjects the Portfolio to greater risk than a fund that is more diversified.

G. Indexed Securities -- The Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

NOTE 2-ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

A I M Advisors, Inc. ("AIM") is the Portfolio's investment manager and administrator. The Portfolio pays AIM investment management and administration fees at an annual rate of 0.725% on the first $500 million of the Portfolio's average daily net assets, plus 0.70% on the next $500 million of the Portfolio's average daily net assets, plus 0.675% on the next $500 million of the Portfolio's average daily net assets, plus 0.65% on the Portfolio's average daily net assets exceeding $1.5 billion.

NOTE 3-INDIRECT EXPENSES

During the year ended October 31, 1999, the Fund received reductions in custodian fees of $1,368 under expense offset arrangements. The effect of the above arrangements resulted in a reduction of the Fund's total expenses of $1,368 during the year ended October 31, 1999.

NOTE 4-BANK BORROWINGS

The Portfolio is a participant in a committed line of credit facility with a syndicate administered by The Chase Manhattan Bank. The Portfolio may borrow up to the lesser of (i) $1,000,000,000 or (ii) the limits set by its prospectus for borrowings. The Portfolio and other funds advised by AIM which are parties to the line of credit may borrow on a first come, first served basis. During the year ended October 31, 1999, the Portfolio did not borrow under the line of credit agreement. The funds which are party to the line of credit are charged a commitment fee of 0.09% on the unused balance of the committed line. The commitment fee is allocated among the funds based on their respective average net assets for the period. Prior to May 28, 1999, the Portfolio, along with certain other funds advised and/or administered by AIM, had a line of credit with BankBoston and State Street Bank & Trust Company. The arrangements with the banks allowed the Fund and certain other funds to borrow, on a first come, first served basis, an aggregate maximum amount of $250,000,000.

NOTE 5-PORTFOLIO SECURITIES LOANED

At October 31, 1999, securities with an aggregate value of $10,734,244 were on loan to brokers. The loans were secured by cash collateral of $10,948,928 received by the Portfolio. For the year ended October 31, 1999, the Portfolio received fees of $104,422 for securities lending.
  For international securities, cash collateral is received by the Fund against loaned securities in an amount at least equal to 105% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 103% of the market value of the loaned securities during the period of the loan. For domestic securities, cash collateral is received by the Fund against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. The cash collateral is invested in a securities lending trust which consists of a portfolio of high quality short duration securities whose average effective duration is restricted to 120 days or less.

NOTE 6-INVESTMENT SECURITIES

The aggregate amount of investment securities (other than short-term securities) purchased and sold by the Portfolio during the year ended October 31, 1999 was $272,531,597 and $321,676,079, respectively.
  The amount of unrealized appreciation (depreciation) of investment securities, for tax purposes, as of October 31, 1999 is as follows:

Aggregate unrealized appreciation of
  investment securities                       $41,092,549
---------------------------------------------------------
Aggregate unrealized (depreciation) of
  investment securities                        (1,435,765)
---------------------------------------------------------
Net unrealized appreciation of investment
  securities                                  $39,656,784
==========================================================
Cost of investments for tax purposes is $143,857,570.

NOTE 7-SUPPLEMENTAL DATA

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                          YEAR ENDED OCTOBER 31,                  DECEMBER 30, 1994
                                                 -----------------------------------------   (COMMENCEMENT OF OPERATIONS
                                                   1999       1998       1997       1996        TO OCTOBER 31, 1995)
                                                 --------   --------   --------   --------   ---------------------------
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in 000's)             $185,344   $166,613   $162,616   $170,293             $6,502
------------------------------------------------------------------------------------------------------------------------
Ratio of net investment income to average net
  assets                                             0.44%      0.38%      0.51%      0.39%              0.30%(a)
------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets
  excluding interest expense:
  With expense waivers                               0.77%      0.74%      0.61%      0.72%              2.37%(a)
------------------------------------------------------------------------------------------------------------------------
  Without expense waivers                            0.78%      0.76%      0.76%      0.83%              2.44%(a)
------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               160%       221%       392%       169%               240%(a)
=========================================================================================================================

(a) Annualized.

                       REPORT OF INDEPENDENT ACCOUNTANTS

                       To the Shareholders of AIM Global Consumer Products and Services Portfolio and Board of Trustees of AIM Investment Funds

                       In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the AIM Global Consumer Products and Services Portfolio -- at October 31, 1999, and the results of its operations, the changes in its net assets and the supplemental data for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and supplemental data (hereafter referred to as "financial statements") are the responsibility of the Portfolio's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 1999 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

                                                    PRICEWATERHOUSECOOPERS LLP

                       Boston, Massachusetts
                       December 23, 1999

SCHEDULE OF INVESTMENTS

October 31, 1999

                                                     MARKET
                                        SHARES        VALUE
DOMESTIC COMMON STOCKS-80.16%

BANKS (MAJOR REGIONAL)-6.39%

Bank of New York Co., Inc. (The)          30,000   $ 1,256,250
--------------------------------------------------------------
Fleet Boston Corp.                        31,978     1,395,040
--------------------------------------------------------------
Mellon Financial Corp.                    29,600     1,093,350
--------------------------------------------------------------
Wells Fargo Co.                           30,000     1,436,250
--------------------------------------------------------------
                                                     5,180,890
--------------------------------------------------------------

BANKS (MONEY CENTER)-4.87%

Bank of America Corp.                     13,843       891,143
--------------------------------------------------------------
Chase Manhattan Corp. (The)               35,000     3,058,125
--------------------------------------------------------------
                                                     3,949,268
--------------------------------------------------------------

BANKS (REGIONAL)-6.77%

City National Corp.                       43,350     1,679,812
--------------------------------------------------------------
First Tennessee National Corp.            19,100       649,400
--------------------------------------------------------------
North Fork Bancorporation, Inc.           30,000       620,625
--------------------------------------------------------------
UnionBanCal Corp.                         28,200     1,224,937
--------------------------------------------------------------
UST Corp.                                 19,300       598,300
--------------------------------------------------------------
Zions Bancorp                             12,100       713,144
--------------------------------------------------------------
                                                     5,486,218
--------------------------------------------------------------

COMPUTERS (SOFTWARE & SERVICES)-2.88%

Digital Insight Corp.(a)                  20,200       800,425
--------------------------------------------------------------
HomeStore.com, Inc.(a)                     7,900       370,806
--------------------------------------------------------------
Intuit, Inc.(a)                           40,000     1,165,000
--------------------------------------------------------------
                                                     2,336,231
--------------------------------------------------------------

CONSUMER FINANCE-11.77%

Capital One Financial Corp.               43,500     2,305,500
--------------------------------------------------------------
Doral Financial Corp.                     40,000       512,500
--------------------------------------------------------------
Investors Financial Services Corp.        60,100     2,223,700
--------------------------------------------------------------
MBNA Corp.                                38,500     1,063,562
--------------------------------------------------------------
Providian Financial Corp.                 31,500     3,433,500
--------------------------------------------------------------
                                                     9,538,762
--------------------------------------------------------------



ELECTRICAL EQUIPMENT-1.84%

General Electric Co.                      11,000     1,491,187
--------------------------------------------------------------

FINANCIAL (DIVERSIFIED)-15.75%

American Express Co.                      17,000     2,618,000
--------------------------------------------------------------
Associates First Capital Corp.-Class A
                                          45,000     1,642,500
--------------------------------------------------------------
Citigroup, Inc.                           77,137     4,175,040
--------------------------------------------------------------
Fannie Mae                                31,000     2,193,250
--------------------------------------------------------------

                                                     MARKET
                                        SHARES        VALUE
FINANCIAL (DIVERSIFIED)-(CONTINUED)

Freddie Mac                               39,500   $ 2,135,469
--------------------------------------------------------------
                                                    12,764,259
--------------------------------------------------------------

INSURANCE (LIFE/HEALTH)-3.66%

AFLAC, Inc.                               25,000     1,278,125
--------------------------------------------------------------
AXA Financial, Inc.                       35,000     1,122,187
--------------------------------------------------------------
Nationwide Financial Services,
  Inc.-Class A                            15,000       568,125
--------------------------------------------------------------
                                                     2,968,437
--------------------------------------------------------------

INSURANCE (MULTI-LINE)-4.70%

American International Group, Inc.        32,500     3,345,469
--------------------------------------------------------------
Hartford Financial Services Group,
  Inc. (The)                               9,000       466,313
--------------------------------------------------------------
                                                     3,811,782
--------------------------------------------------------------

INSURANCE BROKERS-2.94%

Marsh & McLennan Co.                      30,100     2,379,781
--------------------------------------------------------------

INVESTMENT BANKING/BROKERAGE-6.46%

Merrill Lynch & Co., Inc.                  8,000       628,000
--------------------------------------------------------------
Morgan Stanley, Dean Witter & Co.         28,000     3,088,750
--------------------------------------------------------------
Schwab (Charles) Corp. (The)              39,000     1,518,563
--------------------------------------------------------------
                                                     5,235,313
--------------------------------------------------------------

INVESTMENT MANAGEMENT-3.29%

Alliance Capital Management L.P.          68,800     1,887,700
--------------------------------------------------------------
Knight/Trimark Group, Inc.-Class A(a)     30,000       781,875
--------------------------------------------------------------
                                                     2,669,575
--------------------------------------------------------------

RAILROADS-1.76%

Kansas City Southern Industries, Inc.     30,000     1,423,125
--------------------------------------------------------------

SAVINGS & LOAN COMPANIES-1.53%

Golden West Financial Corp.               11,100     1,240,425
--------------------------------------------------------------



SERVICES (ADVERTISING/MARKETING)-1.07%

Metris Companies, Inc.                    25,000       860,938
--------------------------------------------------------------

SERVICES (DATA PROCESSING)-4.48%

Concord EFS, Inc.(a)                      42,000     1,136,625
--------------------------------------------------------------
First Data Corp.                          41,000     1,873,188
--------------------------------------------------------------
Profit Recovery Group International,
  Inc.(a)                                 15,000       617,813
--------------------------------------------------------------
                                                     3,627,626
--------------------------------------------------------------
    Total Domestic Common Stocks
      (Cost $49,466,406)                            64,963,817
--------------------------------------------------------------

                                                     MARKET
                                        SHARES        VALUE
FOREIGN STOCKS-12.59%

FRANCE-3.24%

AXA (Insurance-Multi-Line)                18,650   $ 2,631,140
--------------------------------------------------------------

HONG KONG-1.90%

Dah Sing Financial Group
  (Banks-Regional)                       386,000     1,540,403
--------------------------------------------------------------

IRELAND-1.54%

Bank of Ireland (Banks-Major
  Regional)                              159,601     1,245,876
--------------------------------------------------------------

JAPAN-2.75%

Nikko Securities Co., Ltd. (The)
  (Investment Banking/Brokerage)          94,000       883,603
--------------------------------------------------------------
Nomura Securities Co., Ltd.
  (Finance-Asset Management)(a)           37,000       610,781
--------------------------------------------------------------
Shohkoh Fund & Co., Ltd.
  (Financial-Diversified)                  1,200       734,353
--------------------------------------------------------------
                                                     2,228,737
--------------------------------------------------------------

NETHERLANDS-1.05%

Aegon N.V. (Insurance-Multi-Line
  Property)                                9,263       851,617
--------------------------------------------------------------

PHILIPPINES-0.81%

Equitable PCI Bank (Banks-Major
  Regional)                              370,000       655,112
--------------------------------------------------------------

                                                     MARKET
                                        SHARES        VALUE
SINGAPORE-1.30%

DBS Group Holdings Ltd. (Banks-Money
  Center)(a)                              93,040   $ 1,051,995
--------------------------------------------------------------
    Total Foreign Stocks (Cost
      $7,511,744)                                   10,204,880
--------------------------------------------------------------

MONEY MARKET FUNDS-8.26%

STIC Liquid Assets Portfolio(b)        3,346,551     3,346,551
--------------------------------------------------------------
STIC Prime Portfolio(b)                3,346,551     3,346,551
--------------------------------------------------------------
    Total Money Market Funds (Cost
      $6,693,102)                                    6,693,102
--------------------------------------------------------------
TOTAL INVESTMENTS-101.01%
  (Cost $63,671,252)                                81,861,799
--------------------------------------------------------------
LIABILITIES LESS OTHER ASSETS-(1.01)%                 (819,094)
--------------------------------------------------------------
NET ASSETS-100.00%                                 $81,042,705
==============================================================

Notes to Schedule of Investments:

(a)Non-income producing security.

(b)The money market fund has the same investment advisor as the Fund.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES

OCTOBER 31, 1999

ASSETS:

Investments, at value (cost $63,671,252)        $81,861,799
-----------------------------------------------------------
Foreign currencies, at value (cost $1,048)            1,055
-----------------------------------------------------------
Receivables for:
  Dividends and interest                            161,989
-----------------------------------------------------------
  Other assets                                       10,442
-----------------------------------------------------------
    Total assets                                 82,035,285
===========================================================

LIABILITIES FOR:

Payable for investments purchased                   942,162
-----------------------------------------------------------
Accrued advisory fees                                45,190
-----------------------------------------------------------
Accrued custodian fees                                5,000
-----------------------------------------------------------
Accrued professional fees                               228
-----------------------------------------------------------
    Total liabilities                               992,580
===========================================================
Net assets applicable to beneficial interest
  outstanding                                   $81,042,705
-----------------------------------------------------------

STATEMENT OF OPERATIONS
YEAR ENDED OCTOBER 31, 1999

INVESTMENT INCOME:

  Dividends (net of $54,994 foreign
    withholding tax)                            $ 1,308,601
-----------------------------------------------------------
  Interest                                          327,651
-----------------------------------------------------------
  Securities lending income                          35,052
-----------------------------------------------------------
    Total investment income                       1,671,304
===========================================================

EXPENSES:

Advisory and administrative fees                    634,991
-----------------------------------------------------------
Custodian fees                                       41,128
-----------------------------------------------------------
Printing fees                                         4,102
-----------------------------------------------------------
Professional fees                                     4,438
-----------------------------------------------------------
    Total expenses                                  684,659
-----------------------------------------------------------
Less: Fees waived by advisor                        (94,815)
-----------------------------------------------------------
    Net expenses                                    589,844
-----------------------------------------------------------
Net investment income                             1,081,460
-----------------------------------------------------------

REALIZED AND UNREALIZED GAIN (LOSS) FROM
  INVESTMENT SECURITIES, FOREIGN CURRENCIES
  AND FOREIGN CURRENCY CONTRACTS:

Net realized gain (loss) from:
  Investment securities                          19,323,357
-----------------------------------------------------------
  Foreign currencies                               (132,395)
-----------------------------------------------------------
  Foreign currency contracts                       (336,844)
-----------------------------------------------------------
                                                 18,854,118
-----------------------------------------------------------
Change in net unrealized appreciation of:
  Investment securities                           8,598,450
-----------------------------------------------------------
  Foreign currencies                                 (2,573)
-----------------------------------------------------------
  Foreign currency contracts                        287,307
-----------------------------------------------------------
                                                  8,883,184
-----------------------------------------------------------
Net gain from investment securities, foreign
  currencies and foreign currency contracts      27,737,302
-----------------------------------------------------------
Net increase in net assets resulting from
  operations                                    $28,818,762
===========================================================

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS
FOR THE YEARS ENDED OCTOBER 31, 1999 AND 1998

                                                                  1999           1998
                                                              ------------   ------------
OPERATIONS:

  Net investment income                                       $ 1,081,460    $  1,596,142
-----------------------------------------------------------------------------------------
  Net realized gain (loss) from investment securities and
    foreign currencies                                         18,854,118        (702,889)
-----------------------------------------------------------------------------------------
  Change in net unrealized appreciation (depreciation) of
    investment securities and foreign currencies                8,883,184       1,398,601
-----------------------------------------------------------------------------------------
    Net increase in net assets resulting from operations       28,818,762       2,291,854
-----------------------------------------------------------------------------------------

BENEFICIAL INTEREST TRANSACTIONS:

  Contributions                                                16,170,032      72,019,286
-----------------------------------------------------------------------------------------
  Withdrawals                                                 (50,757,715)    (67,746,313)
-----------------------------------------------------------------------------------------
    Net increase (decrease) from beneficial interest
      transactions                                            (34,587,683)      4,272,973
-----------------------------------------------------------------------------------------
Total increase (decrease) in net assets                        (5,768,921)      6,564,827
-----------------------------------------------------------------------------------------

NET ASSETS:

  Beginning of year                                            86,811,626      80,246,799
-----------------------------------------------------------------------------------------
  End of year                                                 $81,042,705    $ 86,811,626
=========================================================================================

See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 1999

NOTE 1-SIGNIFICANT ACCOUNTING POLICIES

The Global Financial Services Portfolio (the "Portfolio") is organized as a Delaware business trust which is registered under the 1940 Act as an open-end management investment company.
  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of the significant accounting policies followed by the Portfolio in the preparation of its financial statements.

A. Security Valuations -- A security listed or traded on an exchange (except convertible bonds) is valued at its last sales price on the exchange where the security is principally traded, or lacking any sales on a particular day, the security is valued at the closing bid price on that day. Each security reported on the NASDAQ National Market System is valued at the last sales price on the valuation date or absent a last sales price, at the closing bid price. Debt obligations (including convertible bonds) are valued on the basis of prices provided by an independent pricing service. Prices provided by the pricing service may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as yield, type of issue, coupon rate and maturity date. Securities for which market prices are not provided by any of the above methods are valued based upon quotes furnished by independent sources and are valued at the last bid price in the case of equity securities and in the case of debt obligations, the mean between the last bid and asked prices. Securities for which market quotations are not readily available or are questionable are valued at fair value as determined in good faith by or under the supervision of the Trust's officers in a manner specifically authorized by the Board of Trustees. Short-term obligations having 60 days or less to maturity are valued at amortized cost which approximates market value. For purposes of determining net asset value per share, futures and options contracts generally will be valued 15 minutes after the close of trading of the New York Stock Exchange ("NYSE").

     Generally, trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of the NYSE which would not be reflected. If events materially affecting the value of such securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or under the supervision of the Board of Trustees.

B. Securities Transactions, Investment Income and Distributions -- Securities transactions are accounted for on a trade date basis. Realized gains or losses on sales are computed on the basis of specific identification of the securities sold. Interest income is recorded as earned from settlement date and is recorded on the accrual basis.

C. Federal Income Taxes -- The Portfolio intends to comply with the requirements of the Internal Revenue Code necessary to qualify as a regulated investment company and, as such, will not be subject to federal income taxes on otherwise taxable income (including net realized capital gains) which is distributed to shareholders. Therefore, no provision for federal income taxes is recorded in the financial statements.

D. Foreign Currency Translations -- Portfolio securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions. The Fund does not separately account for that portion of the results of operations resulting from changes in foreign exchange rates on investments and the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

E. Foreign Currency Contracts -- A foreign currency contract is an obligation to purchase or sell a specific currency for an agreed-upon price at a future date. The Portfolio may enter into a foreign currency contract to attempt to minimize the risk to the Portfolio from adverse changes in the relationship between currencies. The Portfolio may also enter into a foreign currency contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of that security. The Portfolio could be exposed to risk if counterparties to the contracts are unable to meet the terms of their contracts or if the value of the foreign currency changes unfavorably.

F. Foreign Securities -- There are certain additional considerations and risks associated with investing in foreign securities and currency transactions that are not inherent in investments of domestic origin. The Portfolio's investment in emerging market countries may involve greater risks than investments in more developed markets and the price of such investments may be volatile. These risks of investing in foreign and emerging markets may include foreign currency exchange fluctuations, perceived credit risk, adverse political and economic developments and possible adverse foreign government intervention.

     In addition, the Portfolio's policy of concentrating its investments in companies in the financial services industry subjects the Portfolio to greater risk than a fund that is more diversified.

G. Indexed Securities -- The Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

NOTE 2-ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

A I M Advisors, Inc. ("AIM") is the Portfolio's investment manager and administrator. The Portfolio pays AIM investment management and administration fees at an annual rate of 0.725% on the first $500 million of the Portfolio's average daily net assets, plus 0.70% on the next $500 million of the Portfolio's average daily net assets, plus 0.675% on the next $500 million of the Portfolio's average daily net assets, plus 0.65% on the Portfolio's average daily net assets exceeding $1.5 billion.

NOTE 3-BANK BORROWINGS

The Portfolio is a participant in a committed line of credit facility with a syndicate administered by The Chase Manhattan Bank. The Fund may borrow up to the lesser of (i) $1,000,000,000 or (ii) the limits set by its prospectus for borrowings. The Portfolio and other funds advised by AIM which are parties to the line of credit may borrow on a first come, first served basis. During the year ended October 31, 1999, the Portfolio did not borrow under the line of credit agreement. The funds which are party to the line of credit are charged a commitment fee of 0.09% on the unused balance of the committed line. The commitment fee is allocated among the funds based on their respective average net assets for the period. Prior to May 28, 1999, the Portfolio, along with certain other funds advised and/or administered by AIM, had a line of credit with BankBoston and State Street Bank & Trust Company. The arrangements with the banks allowed the Portfolio and certain other funds to borrow, on a first come, first served basis, an aggregate maximum amount of $250,000,000.

NOTE 4-PORTFOLIO SECURITIES LOANED

At October 31, 1999, securities with an aggregate value of $1,843,403 were on loan to brokers. The loans were secured by cash collateral of $1,880,271 received by the Portfolio. For the year ended October 31, 1999, the Portfolio received fees of $35,052 for securities lending. For international securities, cash collateral is received by the Fund against loaned securities in an amount at least equal to 105% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 103% of the market value of the loaned securities during the period of the loan. For domestic securities, cash collateral is received by the Fund against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. The cash collateral is invested in a securities lending trust which consists of a portfolio of high quality short duration securities whose average effective duration is restricted to 120 days or less.

NOTE 5-INVESTMENT SECURITIES

The aggregate amount of investment securities (other than short-term securities) purchased and sold by the Portfolio during the year ended October 31, 1999 was $86,951,106 and $123,914,428, respectively.

  The amount of unrealized appreciation (depreciation) of investment securities, for tax purposes, as of October 31, 1999 is as follows:

Aggregate unrealized appreciation of
  investment securities                      $ 18,691,989
---------------------------------------------------------
Aggregate unrealized (depreciation) of
  investment securities                        (1,021,422)
---------------------------------------------------------
Net unrealized appreciation of investment
  securities                                 $ 17,670,567
=========================================================
Cost of investments for tax purposes is $64,191,232.

NOTE 6-SUPPLEMENTAL DATA

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                                          YEAR ENDED OCTOBER 31,
                                                              -----------------------------------------------
                                                               1999      1998      1997      1996      1995
                                                              -------   -------   -------   -------   -------
RATIOS AND SUPPLEMENTAL DATA:

Net assets, end of period (in 000's)                          $81,043   $86,812   $80,247   $16,473   $9,793
-------------------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets             1.23%     1.59%     1.76%     1.90%    2.60%
-------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets excluding interest
  expense:
  With expense waivers                                           0.67%     0.75%     0.77%     0.86%    1.43%
-------------------------------------------------------------------------------------------------------------
  Without expense waivers                                        0.78%     0.77%     0.84%     0.94%    1.46%
-------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                           107%      111%       91%      103%     170%
=============================================================================================================

                       REPORT OF INDEPENDENT ACCOUNTANTS

                       To the Shareholders of AIM Global Financial Services Portfolio and Board of Trustees of AIM Investment Funds:

                       In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the AIM Global Financial Services Portfolio - at October 31, 1999, and the results of its operations, the changes in its net assets and the supplemental data for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and supplemental data (hereafter referred to as "financial statements") are the responsibility of the Portfolio's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 1999 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

                                                    PRICEWATERHOUSECOOPERS LLP

                       Boston, Massachusetts
                       December 23, 1999

SCHEDULE OF INVESTMENTS

October 31, 1999

                                                    MARKET
                                        SHARES       VALUE

DOMESTIC COMMON STOCKS & OTHER EQUITY
  INTERESTS-48.36%

ALUMINUM-2.53%

Reynolds Metals Co.                      15,200   $   918,650
-------------------------------------------------------------

CHEMICALS-1.62%

Du Pont (E.I.) de Nemours & Co.           4,669       300,838
-------------------------------------------------------------
Solutia, Inc.                            16,800       288,750
-------------------------------------------------------------
                                                      589,588
-------------------------------------------------------------

CONTAINERS & PACKAGING (PAPER)-3.18%

Gaylord Container Corp.-Class A(a)       64,500       362,812
-------------------------------------------------------------
Smurfit-Stone Container Corp.(a)         14,300       309,237
-------------------------------------------------------------
Temple-Inland, Inc.                       8,300       482,437
-------------------------------------------------------------
                                                    1,154,486
-------------------------------------------------------------

GOLD & PRECIOUS METALS MINING-1.53%

Stillwater Mining Co.(a)                 27,550       554,444
-------------------------------------------------------------

MANUFACTURING (SPECIALIZED)-0.87%

USEC Inc.                                34,800       315,375
-------------------------------------------------------------

METALS MINING-1.04%

Freeport-McMoRan Copper & Gold,
  Inc.-Class B(a)                        22,700       378,806
-------------------------------------------------------------

NATURAL GAS-1.43%

Enron Corp.                              13,000       519,187
-------------------------------------------------------------

OIL & GAS (DRILLING & EQUIPMENT)-8.73%

Baker Hughes, Inc.                       12,700       354,806
-------------------------------------------------------------
BJ Services Co.(a)                       16,600       569,587
-------------------------------------------------------------
Cooper Cameron Corp.(a)                  10,300       398,481
-------------------------------------------------------------
ENSCO International, Inc.                29,300       567,688
-------------------------------------------------------------
Oceaneering International, Inc.(a)       20,500       278,031
-------------------------------------------------------------
RPC, Inc.                                 7,200        49,950
-------------------------------------------------------------
Schlumberger Ltd.                         7,500       454,219
-------------------------------------------------------------
Smith International, Inc.(a)             10,500       362,906
-------------------------------------------------------------
Veritas DGC, Inc.(a)                      9,700       136,406
-------------------------------------------------------------
                                                    3,172,074
-------------------------------------------------------------

OIL & GAS (EXPLORATION &
  PRODUCTION)-9.20%

Apache Corp.                             11,700       456,300
-------------------------------------------------------------
Barrett Resources Corp.(a)               20,600       691,388
-------------------------------------------------------------
Devon Energy Corp.                       19,700       765,838
-------------------------------------------------------------
Triton Energy Ltd.(a)                    33,900       561,469
-------------------------------------------------------------
Union Pacific Resources Group, Inc.      24,700       358,150
-------------------------------------------------------------
Vastar Resources, Inc.                    8,600       507,938
-------------------------------------------------------------
                                                    3,341,083
-------------------------------------------------------------

                                                    MARKET
                                        SHARES       VALUE

OIL (DOMESTIC INTEGRATED)-7.29%

Amerada Hess Corp.                        8,300   $   476,213
-------------------------------------------------------------
Atlantic Richfield Co.                    9,000       838,688
-------------------------------------------------------------
Conoco, Inc.-Class B                     28,326       768,343
-------------------------------------------------------------
USX-Marathon Group                       19,400       565,025
-------------------------------------------------------------
                                                    2,648,269
-------------------------------------------------------------

OIL (INTERNATIONAL INTEGRATED)-4.48%

Chevron Corp.                             4,200       383,513
-------------------------------------------------------------
Exxon Corp.                               4,100       303,656
-------------------------------------------------------------
Mobil Corp.                               5,600       540,400
-------------------------------------------------------------
Texaco, Inc.                              6,500       398,938
-------------------------------------------------------------
                                                    1,626,507
-------------------------------------------------------------

PAPER & FOREST PRODUCTS-6.46%

Boise Cascade Corp.                      10,800       384,750
-------------------------------------------------------------
Georgia-Pacific Group                    14,900       591,344
-------------------------------------------------------------
International Paper Co.                   5,200       273,650
-------------------------------------------------------------
Weyerhaeuser Co.                         11,600       692,375
-------------------------------------------------------------
Willamette Industries, Inc.               9,700       403,156
-------------------------------------------------------------
                                                    2,345,275
-------------------------------------------------------------
    Total Domestic Common Stocks &
      Other Equity Interests (Cost
      $18,488,926)                                 17,563,744
-------------------------------------------------------------

FOREIGN STOCKS & OTHER EQUITY
  INTERESTS-45.89%

BELGIUM-1.29%

Solvay S.A. (Chemicals-Diversified)       6,100       468,157
-------------------------------------------------------------

CANADA-20.62%

Alliance Forest Products Inc. (Paper &
  Forest Products)(a)                    40,200       457,346
-------------------------------------------------------------
Anderson Exploration Ltd. (Oil &
  Gas-Exploration & Production)(a)       42,900       552,166
-------------------------------------------------------------
Berkley Petroleum Corp. (Oil &
  Gas-Exploration & Production)(a)       74,200       655,165
-------------------------------------------------------------
Cameco Corp. (Metals Mining)             21,400       361,197
-------------------------------------------------------------
Canadian Occidental Petroleum Ltd.
  (Oil & Gas- Exploration &
  Production)                            23,700       463,601
-------------------------------------------------------------
Cominco Ltd. (Metals Mining)             59,100     1,043,673
-------------------------------------------------------------
EdperBrascan Corp.-Class A
  (Conglomerates)                        27,819       373,175
-------------------------------------------------------------
Inco Ltd. (Metals Mining)(a)             61,200     1,230,401
-------------------------------------------------------------
Nexfor Inc. (Paper & Forest Products)    94,100       476,156
-------------------------------------------------------------
NOVA Chemicals Corp. (Natural Gas)       16,900       332,307
-------------------------------------------------------------
Placer Dome, Inc. (Gold & Precious
  Metals Mining)                         29,700       360,113
-------------------------------------------------------------
Precision Drilling Corp. (Oil &
  Gas-Drilling & Equipment)(a)           29,100       674,756
-------------------------------------------------------------

                                                    MARKET
                                        SHARES       VALUE

CANADA-(CONTINUED)

Suncor Energy, Inc. (Oil-International
  Integrated)                            13,200   $   507,451
-------------------------------------------------------------
                                                    7,487,507
-------------------------------------------------------------

FRANCE-8.53%

Air Liquide S.A. (Chemicals-Specialty)    3,600       554,851
-------------------------------------------------------------
Total Fina S.A.-ADR (Oil-International
  Integrated)                            29,823     1,988,826
-------------------------------------------------------------
Bouygues Offshore S.A. (Oil &
  Gas-Drilling & Equipment)              29,200       554,800
-------------------------------------------------------------
                                                    3,098,477
-------------------------------------------------------------

GERMANY-2.47%

BASF A.G. (Chemicals-Diversified)         9,900       445,254
-------------------------------------------------------------
Bayer A.G. (Chemicals)                   11,000       450,172
-------------------------------------------------------------
                                                      895,426
-------------------------------------------------------------

IRELAND-1.17%

Jefferson Smurfit Group PLC-ADR
  (Containers & Packaging-Paper)         16,500       424,875
-------------------------------------------------------------

ITALY-2.08%

ENI S.p.A-ADR (Oil-International
  Integrated)                            12,900       757,875
-------------------------------------------------------------

NETHERLANDS-2.38%

Royal Dutch Petroleum Co.-New York
  Shares-ADR (Oil-International
  Integrated)                            14,400       863,100
-------------------------------------------------------------

NORWAY-0.92%

Petroleum Geo-Services ASA-ADR (Oil &
  Gas- Drilling & Equipment)(a)          23,000       336,375
-------------------------------------------------------------

                                                    MARKET
                                        SHARES       VALUE

SOUTH KOREA-1.85%

Pohang Iron & Steel Co. Ltd.-ADR (Iron
  & Steel)                               20,100   $   670,838
-------------------------------------------------------------

UNITED KINGDOM-4.58%

Corus Group PLC-ADR (Iron & Steel)       20,700       399,769
-------------------------------------------------------------
Enterprise Oil PLC (Oil &
  Gas-Exploration & Production)          60,000       427,137
-------------------------------------------------------------
Rio Tinto PLC (Metals Mining)            48,800       835,216
-------------------------------------------------------------
                                                    1,662,122
-------------------------------------------------------------
    Total Foreign Stocks & Other
      Equity Interests (Cost
      $14,792,259)                                 16,664,752
-------------------------------------------------------------

MONEY MARKET FUNDS-3.93%

STIC Liquid Assets Portfolio(b)         713,041       713,041
-------------------------------------------------------------
STIC Prime Portfolio(b)                 713,041       713,041
-------------------------------------------------------------
    Total Money Market Funds (Cost
      $1,426,082)                                   1,426,082
-------------------------------------------------------------
TOTAL INVESTMENTS-98.18% (Cost
  $34,707,267)                                     35,654,578
-------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES-1.82%                   661,811
-------------------------------------------------------------
NET ASSETS-100.00%                                $36,316,389
-------------------------------------------------------------

Investment Abbreviation:

ADR - American Depositary Receipt

Notes to Schedule of Investments:

(a)Non-income producing security.

(b)The money market fund has the same investment advisor as the Fund.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES
OCTOBER 31, 1999

ASSETS:

Investments, at value (cost $34,707,267)       $ 35,654,578
-----------------------------------------------------------
Receivables for:
  Investments sold                                  635,103
-----------------------------------------------------------
  Dividends and interest                             29,032
-----------------------------------------------------------
  Other assets                                       23,718
-----------------------------------------------------------
    Total assets                                 36,342,431
-----------------------------------------------------------

LIABILITIES FOR:

Accrued advisory fees                                22,289
-----------------------------------------------------------
Accrued custodian fees                                3,579
-----------------------------------------------------------
Accrued operating expenses                              174
-----------------------------------------------------------
    Total liabilities                                26,042
-----------------------------------------------------------
Net assets applicable to beneficial interest
  outstanding                                  $ 36,316,389
-----------------------------------------------------------

STATEMENT OF OPERATIONS
YEAR ENDED OCTOBER 31, 1999

INVESTMENT INCOME:

  Dividends (net of $48,123 foreign
    withholding tax)                           $    872,986
-----------------------------------------------------------
  Interest                                           97,061
-----------------------------------------------------------
  Securities lending income                          20,468
-----------------------------------------------------------
    Total investment income                         990,515
-----------------------------------------------------------

EXPENSES:

Advisory and administrative fees                    326,455
-----------------------------------------------------------
Custodian fees                                       13,295
-----------------------------------------------------------
Printing fees                                         2,993
-----------------------------------------------------------
Professional fees                                       920
-----------------------------------------------------------
    Total expenses                                  343,663
-----------------------------------------------------------
Less: Fees waived by advisor                       (111,410)
-----------------------------------------------------------
    Net expenses                                    232,253
-----------------------------------------------------------
Net investment income                               758,262
-----------------------------------------------------------

REALIZED AND UNREALIZED GAIN (LOSS) FROM
  INVESTMENT SECURITIES AND FOREIGN
  CURRENCIES:

Net realized gain (loss) from:
  Investment securities                          (1,213,755)
-----------------------------------------------------------
  Foreign currencies                                  3,341
-----------------------------------------------------------
                                                 (1,210,414)
-----------------------------------------------------------
Change in net unrealized appreciation
  (depreciation) of:
-----------------------------------------------------------
  Investment securities                           5,873,628
-----------------------------------------------------------
  Foreign currencies                                   (113)
-----------------------------------------------------------
                                                  5,873,515
-----------------------------------------------------------
Net gain from investment securities and
  foreign currencies                              4,663,101
-----------------------------------------------------------
Net increase in net assets resulting from
  operations                                   $  5,421,363
-----------------------------------------------------------

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED OCTOBER 31, 1999 AND 1998

                                                                  1999           1998
                                                              ------------   -------------
OPERATIONS:

  Net investment income                                       $    758,262   $     435,340
------------------------------------------------------------------------------------------
  Net realized gain (loss) from investment securities and
    foreign currencies                                          (1,210,414)    (21,878,975)
------------------------------------------------------------------------------------------
  Net change in unrealized appreciation of investment
    securities and foreign currencies                            5,873,515     (39,191,661)
------------------------------------------------------------------------------------------
    Net increase (decrease) in net assets resulting from
      operations                                                 5,421,363     (60,635,296)
------------------------------------------------------------------------------------------

BENEFICIAL INTEREST TRANSACTIONS:

  Contributions                                                 14,462,412     118,621,006
------------------------------------------------------------------------------------------
  Withdrawals                                                  (36,097,384)   (176,486,911)
------------------------------------------------------------------------------------------
    Net decrease from beneficial interest transactions         (21,634,972)    (57,865,905)
------------------------------------------------------------------------------------------
Total decrease in net assets                                   (16,213,609)   (118,501,201)
------------------------------------------------------------------------------------------

NET ASSETS:

  Beginning of year                                             52,529,998     171,031,199
------------------------------------------------------------------------------------------
  End of year                                                 $ 36,316,389   $  52,529,998
------------------------------------------------------------------------------------------

See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

October 31, 1999

NOTE 1-SIGNIFICANT ACCOUNTING POLICIES

The Resources Portfolio (the "Portfolio") is organized as a Delaware business trust which is registered under the 1940 Act as an open-end management investment company.
  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of the significant accounting policies followed by the Portfolio in the preparation of its financial statements.

A. Security Valuations -- A security listed or traded on an exchange (except convertible bonds) is valued at its last sales price on the exchange where the security is principally traded, or lacking any sales on a particular day, the security is valued at the closing bid price on that day. Each security reported on the NASDAQ National Market System is valued at the last sales price on the valuation date or absent a last sales price, at the closing bid price. Debt obligations (including convertible bonds) are valued on the basis of prices provided by an independent pricing service. Prices provided by the pricing service may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as yield, type of issue, coupon rate and maturity date. Securities for which market prices are not provided by any of the above methods are valued based upon quotes furnished by independent sources and are valued at the last bid price in the case of equity securities and in the case of debt obligations, the mean between the last bid and asked prices. Securities for which market quotations are not readily available or are questionable are valued at fair value as determined in good faith by or under the supervision of the Trust's officers in a manner specifically authorized by the Board of Trustees. Short-term obligations having 60 days or less to maturity are valued at amortized cost which approximates market value. For purposes of determining net asset value per share, futures and options contracts generally will be valued 15 minutes after the close of trading of the New York Stock Exchange ("NYSE").

     Generally, trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of the NYSE which would not be reflected. If events materially affecting the value of such securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or under the supervision of the Board of Trustees.

B. Securities Transactions, Investment Income and Distributions -- Securities transactions are accounted for on a trade date basis. Realized gains or losses on sales are computed on the basis of specific identification of the securities sold. Interest income is recorded as earned from settlement date and is recorded on the accrual basis.

C. Federal Income Taxes -- The Portfolio intends to comply with the requirements of the Internal Revenue Code necessary to qualify as a regulated investment company and, as such, will not be subject to federal income taxes on otherwise taxable income (including net realized capital gains) which is distributed to shareholders. Therefore, no provision for federal income taxes is recorded in the financial statements.

D. Foreign Currency Translations -- Portfolio securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions. The Portfolio does not separately account for that portion of the results of operations resulting from changes in foreign exchange rates on investments and the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

E. Foreign Currency Contracts -- A foreign currency contract is an obligation to purchase or sell a specific currency for an agreed-upon price at a future date. The Portfolio may enter into a foreign currency contract to attempt to minimize the risk to the Portfolio from adverse changes in the relationship between currencies. The Portfolio may also enter into a foreign currency contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of that security. The Portfolio could be exposed to risk if counterparties to the contracts are unable to meet the terms of their contracts or if the value of the foreign currency changes unfavorably.

F. Foreign Securities -- There are certain additional considerations and risks associated with investing in foreign securities and currency transactions that are not inherent in investments of domestic origin. The Portfolio's investment in emerging market countries may involve greater risks than investments in more developed markets and the price of such investments may be volatile. These risks of investing in foreign and emerging markets may include foreign currency exchange fluctuations, perceived credit risk, adverse political and economic developments and possible adverse foreign government intervention.

     In addition, the Portfolio's policy of concentrating its investments in companies in the natural resources industry subjects the Portfolio to greater risk than a fund that is more diversified.

NOTE 2-ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

A I M Advisors, Inc. ("AIM") is the Portfolio's investment manager and administrator. INVESCO Asset Management Limited is the Portfolio's subadvisor. The Portfolio pays AIM investment management and administration fees at an annual rate of 0.725% on the first $500 million of the Portfolio's average daily net assets, plus 0.70% on the next $500 million of the Portfolio's average daily net assets, plus 0.675% on the next $500 million of the Portfolio's average daily net assets, plus 0.65% on the Portfolio's average daily net assets exceeding $1.5 billion.

NOTE 3-BANK BORROWINGS

The Portfolio is a participant in a committed line of credit facility with a syndicate administered by The Chase Manhattan Bank. The Fund may borrow up to the lesser of (i) $1,000,000,000 or (ii) the limits set by its prospectus for borrowings. The Portfolio and other funds advised by AIM which are parties to the line of credit may borrow on a first come, first served basis. The funds which are party to the line of credit are charged a commitment fee of 0.09% on the unused balance of the committed line. The commitment fee is allocated among the funds based on their respective average net assets for the period. Prior to May 28, 1999, the Portfolio, along with certain other funds advised and/or administered by AIM, had a line of credit with BankBoston and State Street Bank & Trust Company. The arrangements with the banks allowed the Portfolio and certain other funds to borrow, on a first come, first served basis, an aggregate maximum amount of $250,000,000.
  During the year ended October 31, 1999, the average outstanding daily balance of bank loans for the Portfolio was $2,101 with a weighted average interest rate of 5.5%. Interest expense for the Portfolio for the year ended October 31, 1999 was $116.

NOTE 4-PORTFOLIO SECURITIES LOANED

At October 31, 1999, securities with an aggregate value of $2,312,119 were on loan to brokers. The loans were secured by cash collateral of $2,358,361 received by the Portfolio. For the year ended October 31, 1999, the Portfolio received fees of $20,468 for securities lending.
  For international securities, cash collateral is received by the Fund against loaned securities in an amount at least equal to 105% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 103% of the market value of the loaned securities during the period of the loan. For domestic securities, cash collateral is received by the Fund against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. The cash collateral is invested in a securities lending trust which consists of a portfolio of high quality short duration securities whose average effective duration is restricted to 120 days or less.

NOTE 5-INVESTMENT SECURITIES

The aggregate amount of investment securities (other than short-term securities) purchased and sold by the Portfolio during the year ended October 31, 1999 was $54,131,709 and $75,745,779, respectively.
  The amount of unrealized appreciation (depreciation) of investment securities, for tax purposes, as of October 31, 1999 is as follows:

Aggregate unrealized appreciation of
investment securities                           $ 3,714,231
-----------------------------------------------------------
Aggregate unrealized (depreciation) of
  investment securities                          (2,798,328)
-----------------------------------------------------------
Net unrealized appreciation of investment
  securities                                    $   915,903
-----------------------------------------------------------
Cost of investments for tax purposes is
  $34,738,675

NOTE 6-SUPPLEMENTAL DATA

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                                           YEAR ENDED OCTOBER 31,
                                                              -------------------------------------------------
                                                               1999      1998       1997       1996      1995
                                                              -------   -------   --------   --------   -------
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in 000's)                          $36,316   $52,530   $171,031   $112,049   $26,760
---------------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss) to average net assets      1.70%     0.47%     (0.09)%    (0.07)%    1.88%
---------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets excluding interest
  expense:
  With expense waivers                                           0.52%     0.77%      0.72%      0.73%     0.93%
---------------------------------------------------------------------------------------------------------------
  Without expense waivers                                        0.77%     0.84%      0.82%      0.83%     0.96%
---------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                           123%      201%       321%        94%       87%
---------------------------------------------------------------------------------------------------------------

                       REPORT OF INDEPENDENT ACCOUNTANTS

                       To the Shareholders of AIM Global Resources Portfolio and Board of Trustees of AIM Investment Funds:

                       In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the AIM Global Resources Portfolio -- at October 31, 1999, and the results of its operations, the changes in its net assets and the supplemental data for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and supplemental data (hereafter referred to as "financial statements") are the responsibility of the Portfolio's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 1999 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

                                                    PRICEWATERHOUSECOOPERS LLP

                       Boston, Massachusetts
                       December 23, 1999

SCHEDULE OF INVESTMENTS

October 31, 1999

                                                    MARKET
                                        SHARES       VALUE
DOMESTIC COMMON STOCKS & OTHER EQUITY
  INTERESTS-46.70%

AEROSPACE/DEFENSE-3.25%

General Dynamics Corp.                   26,494   $ 1,468,761
-------------------------------------------------------------

COMMUNICATIONS EQUIPMENT-5.62%

Aether Systems, Inc.(a)                   5,200       361,725
-------------------------------------------------------------
Juniper Networks, Inc.(a)                 1,500       413,437
-------------------------------------------------------------
Lucent Technologies Inc.                  9,700       623,225
-------------------------------------------------------------
Sycamore Networks, Inc.(a)                  800       172,000
-------------------------------------------------------------
Tellabs, Inc.(a)                         11,270       712,827
-------------------------------------------------------------
Williams Communications Group, Inc.(a)    8,200       261,375
-------------------------------------------------------------
                                                    2,544,589
-------------------------------------------------------------

COMPUTERS (NETWORKING)-3.64%

Cisco Systems, Inc.(a)                   17,684     1,308,616
-------------------------------------------------------------
Foundry Networks, Inc.(a)                 1,800       341,100
-------------------------------------------------------------
                                                    1,649,716
-------------------------------------------------------------

ELECTRIC COMPANIES-7.69%

Calpine Capital Trust-$2.88 Conv. Pfd.    6,200       365,800
-------------------------------------------------------------
Dominion Resources, Inc.                 18,700       899,937
-------------------------------------------------------------
FPL Group, Inc.                          12,700       638,969
-------------------------------------------------------------
Montana Power Co.                        19,400       551,687
-------------------------------------------------------------
Pinnacle West Capital Corp.              13,700       505,187
-------------------------------------------------------------
Texas Utilities Co.                      13,400       519,250
-------------------------------------------------------------
                                                    3,480,830
-------------------------------------------------------------

MACHINERY (DIVERSIFIED)-1.81%

Ingersoll-Rand Co.                       15,700       820,325
-------------------------------------------------------------

MANUFACTURING (DIVERSIFIED)-1.76%

United Technologies Corp.                13,200       798,600
-------------------------------------------------------------

NATURAL GAS-4.78%

El Paso Energy Corp.                      8,100       332,100
-------------------------------------------------------------
Enron Corp.                              45,800     1,829,138
-------------------------------------------------------------
                                                    2,161,238
-------------------------------------------------------------

POWER PRODUCERS (INDEPENDENT)-1.87%

AES Corp.(a)                             14,988       845,885
-------------------------------------------------------------

SERVICES (COMMERCIAL & CONSUMER)-0.32%

Navigant Consulting, Inc.(a)              5,000       142,813
-------------------------------------------------------------

SERVICES (COMPUTER SYSTEMS)-1.45%

Clarent Corp.(a)                          6,900       654,638
-------------------------------------------------------------

TELECOMMUNICATIONS
  (CELLULAR/WIRELESS)-3.16%

Phone.com, Inc.(a)                        4,800       986,400
-------------------------------------------------------------
Triton PCS Holdings, Inc.-Class A(a)      9,600       338,400
-------------------------------------------------------------

                                                    MARKET
                                        SHARES       VALUE
TELECOMMUNICATIONS
  (CELLULAR/WIRELESS)-(CONTINUED)

Western Wireless Corp.-Class A(a)         2,000   $   105,750
-------------------------------------------------------------
                                                    1,430,550
-------------------------------------------------------------

TELECOMMUNICATIONS (LONG
  DISTANCE)-5.26%

AT&T Corp.                               14,242       665,814
-------------------------------------------------------------
MCI WorldCom, Inc.(a)                    20,000     1,716,250
-------------------------------------------------------------
                                                    2,382,064
-------------------------------------------------------------

TELEPHONE-6.09%

Bell Atlantic Corp.                      19,700     1,279,269
-------------------------------------------------------------
SBC Communications, Inc.                 29,000     1,477,188
-------------------------------------------------------------
                                                    2,756,457
-------------------------------------------------------------
    Total Domestic Common Stocks &
      Other Equity Interests (Cost
      $13,486,635)                                 21,136,466
-------------------------------------------------------------

FOREIGN STOCKS-48.96%

CANADA-1.72%

Canadian National Railway Co.
  (Railroads)                            25,600       776,364
-------------------------------------------------------------

FINLAND-5.59%

Nokia Oyj-ADR (Communications
  Equipment)                             20,000     2,311,250
-------------------------------------------------------------
Sonera Oyj
(Telecommunications-Cellular/Wireless)    7,350       220,765
-------------------------------------------------------------
                                                    2,532,015
-------------------------------------------------------------

FRANCE-4.22%

Suez Lyonnaise des Eaux S.A.
  (Manufacturing- Diversified)            3,650       589,437
-------------------------------------------------------------
Vivendi (Consumer Services)              17,400     1,318,924
-------------------------------------------------------------
                                                    1,908,361
-------------------------------------------------------------

GERMANY-5.30%

Mannesmann A.G.
  (Machinery-Diversified)                12,800     2,013,203
-------------------------------------------------------------
Viag A.G. (Manufacturing-Diversified)    20,800       384,040
-------------------------------------------------------------
                                                    2,397,243
-------------------------------------------------------------

IRELAND-2.40%

CRH PLC (Construction-Cement &
  Aggregates)                            38,000       717,603
-------------------------------------------------------------
Esat Telecom Group PLC-ADR
  (Telecommunications-Long
  Distance)(a)                            8,200       366,950
-------------------------------------------------------------
                                                    1,084,553
-------------------------------------------------------------

ISRAEL-0.44%

Partner Communications Co. Ltd.-ADR
  (Telecommunications-
  Cellular/Wireless)(a)                  12,700       200,025
-------------------------------------------------------------

ITALY-3.16%

ACEA S.p.A. (Water Utilities)(a)         72,800       810,314
-------------------------------------------------------------
Telecom Italia S.p.A. (Telephone)       126,300       620,521
-------------------------------------------------------------
                                                    1,430,835
-------------------------------------------------------------

                                                    MARKET
                                        SHARES       VALUE
JAPAN-3.66%

Nippon Telegraph & Telephone Corp.
  (Telecommunications-Long Distance)         30   $   460,410
-------------------------------------------------------------
NTT Mobile Communications Network,
  Inc.
(Telecommunications-Cellular/Wireless)       45     1,195,626
-------------------------------------------------------------
                                                    1,656,036
-------------------------------------------------------------

MEXICO-0.11%

Nuevo Grupo Iusacell S.A. de C.V.-ADR
(Telecommunications-Cellular/Wireless)    4,300        51,062
-------------------------------------------------------------

NETHERLANDS-3.06%

Equant N.V. (Computers-Networking)(a)     8,980       871,060
-------------------------------------------------------------
Libertel N.V.
  (Telecommunications-Cellular/
  Wireless)(a)                            9,750       184,635
-------------------------------------------------------------
Versatel Telecom International N.V.
  (Telecommunications-Long
  Distance)(a)                           26,500       328,976
-------------------------------------------------------------
                                                    1,384,671
-------------------------------------------------------------

PORTUGAL-0.77%

Brisa-Auto Estradas de Portugal, S.A.
  (Engineering & Construction)            8,900       350,654
-------------------------------------------------------------

SOUTH KOREA-3.33%

Korea Electric Power Corp.-ADR
  (Electric Companies)                   29,500       464,625
-------------------------------------------------------------
Pohang Iron & Steel Co. Ltd.-ADR (Iron
  & Steel)                               31,200     1,041,300
-------------------------------------------------------------
                                                    1,505,925
-------------------------------------------------------------

SPAIN-3.33%

Endesa S.A.-ADR (Electric Companies)     39,600       789,525
-------------------------------------------------------------
Sogciable S.A. (Electric Companies)(a)   10,100       277,968
-------------------------------------------------------------
Union Electrica Fenosa, S.A. (Electric
  Companies)                             30,000       439,020
-------------------------------------------------------------
                                                    1,506,513
-------------------------------------------------------------

                                                    MARKET
                                        SHARES       VALUE

UNITED KINGDOM-11.87%

BG PLC (Oil & Gas-Exploration &
  Production)                           104,100   $   578,062
-------------------------------------------------------------
eircom PLC (Telecommunication-Long
  Distance)(a)                          282,900     1,180,083
-------------------------------------------------------------
General Electric Co. PLC
  (Manufacturing- Diversified)           63,700       692,783
-------------------------------------------------------------
Hanson PLC-ADR
  (Manufacturing-Diversified)            16,000       619,000
-------------------------------------------------------------
National Grid Group PLC (Electric
  Companies)                             95,060       710,330
-------------------------------------------------------------
Vodafone AirTouch PLC
(Telecommunications-Cellular/Wireless)  159,145       740,470
-------------------------------------------------------------
Vodafone AirTouch PLC-ADR
  (Telecommunications-
  Cellular/Wireless)                     17,750       850,891
-------------------------------------------------------------
                                                    5,371,619
-------------------------------------------------------------
    Total Foreign Stocks (Cost
      $13,333,929)                                 22,155,876
-------------------------------------------------------------

MONEY MARKET FUNDS-3.98%

STIC Liquid Assets Portfolio(b)         899,465       899,465
-------------------------------------------------------------
STIC Prime Portfolio(b)                 899,465       899,465
-------------------------------------------------------------
    Total Money Market Funds (Cost
      $1,798,930)                                   1,798,930
-------------------------------------------------------------
TOTAL INVESTMENTS-99.64% (Cost
  $28,619,494)                                     45,091,272
-------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES-0.36%                   164,536
-------------------------------------------------------------
NET ASSETS-100.00%                                $45,255,808
=============================================================

Investment Abbreviations:

ADR   - American Depositary Receipt
Conv. - Convertible
Pfd.  - Preferred

Notes to Schedule of Investments:

(a) Non-income producing security.

(b) The money market fund shares the same investment advisor as the Fund.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES

OCTOBER 31, 1999

ASSETS:

Investments, at value (cost $28,619,494)        $45,091,272
-----------------------------------------------------------
Foreign currencies, at value (cost $147)                149
-----------------------------------------------------------
Receivables for:
  Investments sold                                  782,960
-----------------------------------------------------------
  Dividends and interest                             97,266
-----------------------------------------------------------
  Other assets                                        1,184
-----------------------------------------------------------
    Total assets                                 45,972,831
===========================================================

LIABILITIES FOR:

Payable for investments purchased                   654,250
-----------------------------------------------------------
Accrued advisory fees                                57,360
-----------------------------------------------------------
Accrued custodian fees                                5,220
-----------------------------------------------------------
Accrued professional fees                               193
-----------------------------------------------------------
    Total liabilities                               717,023
-----------------------------------------------------------
Net assets applicable to beneficial interest
  outstanding                                   $45,255,808
===========================================================

STATEMENT OF OPERATIONS

YEAR ENDED OCTOBER 31, 1999

INVESTMENT INCOME:

  Dividends (net of $56,941 foreign
    withholding tax)                            $   945,552
-----------------------------------------------------------
  Interest                                          189,760
-----------------------------------------------------------
  Securities lending income                          24,031
-----------------------------------------------------------
    Total investment income                       1,159,343
===========================================================

EXPENSES:

Advisory and administrative fees                    403,447
-----------------------------------------------------------
Custodian fees                                       22,495
-----------------------------------------------------------
Printing fees                                         2,963
-----------------------------------------------------------
Professional fees                                     5,219
-----------------------------------------------------------
    Total expenses                                  434,124
-----------------------------------------------------------
Less: Fees waived by advisor                       (123,428)
-----------------------------------------------------------
    Net expenses                                    310,696
-----------------------------------------------------------
Net investment income                               848,647
-----------------------------------------------------------

REALIZED AND UNREALIZED GAIN (LOSS) FROM
  INVESTMENT SECURITIES, FOREIGN CURRENCIES
  AND FOREIGN CURRENCY CONTRACTS:

Net realized gain (loss) from:
  Investment securities                           5,973,179
-----------------------------------------------------------
  Foreign currencies                                (57,640)
-----------------------------------------------------------
  Foreign currency contracts                       (354,571)
-----------------------------------------------------------
                                                  5,560,968
-----------------------------------------------------------
Change in net unrealized appreciation of:
-----------------------------------------------------------
  Investment securities                           5,616,936
-----------------------------------------------------------
  Foreign currencies                                 21,529
-----------------------------------------------------------
  Foreign currency contracts                        354,572
-----------------------------------------------------------
                                                  5,993,037
-----------------------------------------------------------
Net gain from investment securities, foreign
  currencies and foreign currency contracts      11,554,005
-----------------------------------------------------------
Net increase in net assets resulting from
  operations                                    $12,402,652
===========================================================

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED OCTOBER 31, 1999 AND 1998

                                                                  1999           1998
                                                              ------------   ------------
OPERATIONS:

  Net investment income                                       $   848,647    $  1,453,883
-----------------------------------------------------------------------------------------
  Net realized gain from investment securities, foreign
    currencies and foreign currency contracts                   5,560,968       4,856,101
-----------------------------------------------------------------------------------------
  Change in net unrealized appreciation (depreciation) of
    investment securities, foreign currencies and foreign
    currency contracts                                          5,993,037      (8,253,926)
-----------------------------------------------------------------------------------------
    Net increase (decrease) in net assets resulting from
      operations                                               12,402,652      (1,943,942)
-----------------------------------------------------------------------------------------

BENEFICIAL INTEREST TRANSACTIONS:

  Contributions                                                 1,873,193       1,825,124
-----------------------------------------------------------------------------------------
  Withdrawals                                                 (32,386,145)    (35,090,285)
-----------------------------------------------------------------------------------------
    Net increase (decrease) from beneficial interest
      transactions                                            (30,512,952)    (33,265,161)
-----------------------------------------------------------------------------------------
Total increase (decrease) in net assets                       (18,110,300)    (35,209,103)
-----------------------------------------------------------------------------------------

NET ASSETS:

  Beginning of year                                            63,366,108      98,575,211
-----------------------------------------------------------------------------------------
  End of year                                                 $45,255,808    $ 63,366,108
=========================================================================================

See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

October 31, 1999

NOTE 1-SIGNIFICANT ACCOUNTING POLICIES

The Global Infrastructure Portfolio (the "Portfolio") is organized as a Delaware business trust which is registered under the 1940 Act as an open-end management investment company.
  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of the significant accounting policies followed by the Portfolio in the preparation of its financial statements.

A. Security Valuations -- A security listed or traded on an exchange (except convertible bonds) is valued at its last sales price on the exchange where the security is principally traded, or lacking any sales on a particular day, the security is valued at the closing bid price on that day. Each security reported on the NASDAQ National Market System is valued at the last sales price on the valuation date or absent a last sales price, at the closing bid price. Debt obligations (including convertible bonds) are valued on the basis of prices provided by an independent pricing service. Prices provided by the pricing service may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as yield, type of issue, coupon rate and maturity date. Securities for which market prices are not provided by any of the above methods are valued based upon quotes furnished by independent sources and are valued at the last bid price in the case of equity securities and in the case of debt obligations, the mean between the last bid and asked prices. Securities for which market quotations are not readily available or are questionable are valued at fair value as determined in good faith by or under the supervision of the Trust's officers in a manner specifically authorized by the Board of Trustees. Short-term obligations having 60 days or less to maturity are valued at amortized cost which approximates market value. For purposes of determining net asset value per share, futures and options contracts generally will be valued 15 minutes after the close of trading of the New York Stock Exchange ("NYSE"). Generally, trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of the NYSE which would not be reflected. If events materially affecting the value of such securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or under the supervision of the Board of Trustees.

B. Securities Transactions, Investment Income and Distributions -- Securities transactions are accounted for on a trade date basis. Realized gains or losses on sales are computed on the basis of specific identification of the securities sold. Interest income is recorded as earned from settlement date and is recorded on the accrual basis.

C. Federal Income Taxes -- The Portfolio intends to comply with the requirements of the Internal Revenue Code necessary to qualify as a regulated investment company and, as such, will not be subject to federal income taxes on otherwise taxable income (including net realized capital gains) which is distributed to shareholders. Therefore, no provision for federal income taxes is recorded in the financial statements.

D. Futures Contracts -- The Portfolio may purchase or sell futures contracts as a hedge against changes in market conditions. Initial margin deposits required upon entering into futures contracts are satisfied by the segregation of specific securities as collateral for the account of the broker (the Portfolio's agent in acquiring the futures position). During the period the futures contracts are open, changes in the value of the contracts are recognized as unrealized gains or losses by "marking to market" on a daily basis to reflect the market value of the contracts at the end of each day's trading. Variation margin payments are made or received depending upon whether unrealized gains or losses are incurred. When the contracts are closed, the Portfolio recognizes a realized gain or loss equal to the difference between the proceeds from, or cost of, the closing transaction and the Portfolio's basis in the contract. Risks include the possibility of an illiquid market and that a change in value of the contracts may not correlate with changes in the value of the securities being hedged.

E. Foreign Currency Translations -- Portfolio securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions. The Portfolio does not separately account for that portion of the results of operations resulting from changes in foreign exchange rates on investments and the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

F. Foreign Currency Contracts -- A foreign currency contract is an obligation to purchase or sell a specific currency for an agreed-upon price at a future date. The Portfolio may enter into a foreign currency contract to attempt to minimize the risk to the Portfolio from adverse changes in the relationship between currencies. The Portfolio may also enter into a foreign currency contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of that security. The Portfolio could be exposed to risk if counterparties to the contracts are unable to meet the terms of their contracts or if the value of the foreign currency changes unfavorably.

G. Foreign Securities -- There are certain additional considerations and risks associated with investing in foreign securities and currency transactions that are not inherent in investments of domestic origin. The Portfolio's investment in emerging market countries may involve greater risks than investments in more developed markets and the price of such investments may be volatile. These risks of investing in foreign and emerging markets may include foreign currency exchange fluctuations, perceived credit risk, adverse political and economic developments and possible adverse foreign government intervention.
     In addition, the Portfolio's policy of concentrating its investments in companies in the infrastructure industry subjects the Portfolio to greater risk than a fund that is more diversified.

H. Indexed Securities -- The Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

NOTE 2-ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

A I M Advisors, Inc. ("AIM") is the Portfolio's investment manager and administrator. The Portfolio pays AIM investment management and administration fees at an annual rate of 0.725% on the first $500 million of the Portfolio's average daily net assets, plus 0.70% on the next $500 million of the Portfolio's average daily net assets, plus 0.675% on the next $500 million of the Portfolio's average daily net assets, plus 0.65% on the Portfolio's average daily net assets exceeding $1.5 billion.

NOTE 3-BANK BORROWINGS

The Portfolio is a participant in a committed line of credit facility with a syndicate administered by The Chase Manhattan Bank. The Portfolio may borrow up to the lesser of (i) $1,000,000,000 or (ii) the limits set by its prospectus for borrowings. The Portfolio and other funds advised by AIM which are parties to the line of credit may borrow on a first come, first served basis. During the year ended October 31, 1999, the Portfolio did not borrow under the line of credit agreement. The funds which are party to the line of credit are charged a commitment fee of 0.09% on the unused balance of the committed line. The commitment fee is allocated among the funds based on their respective average net assets for the period. Prior to May 28, 1999, the Portfolio, along with certain other funds advised and/or administered by AIM, had a line of credit with BankBoston and State Street Bank & Trust Company. The arrangements with the banks allowed the Portfolio and certain other funds to borrow, on a first come, first served basis, an aggregate maximum amount of $250,000,000.

NOTE 4-PORTFOLIO SECURITIES LOANED

At October 31, 1999, securities with an aggregate value of $1,699,825 were on loan to brokers. The loans were secured by cash collateral of $1,733,821 received by the Portfolio. For the year ended October 31, 1999, the Portfolio received fees of $24,031 for securities lending.
  For international securities, cash collateral is received by the Fund against loaned securities in an amount at least equal to 105% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 103% of the market value of the loaned securities during the period of the loan. For domestic securities, cash collateral is received by the Fund against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. The cash collateral is invested in a securities lending trust which consists of a portfolio of high quality short duration securities whose average effective duration is restricted to 120 days or less.

NOTE 5-INVESTMENT SECURITIES

  The aggregate amount of investment securities (other than short-term securities) purchased and sold by the Portfolio during the year ended October 31, 1999 was $25,277,982 and $50,642,469, respectively. The amount of unrealized appreciation (depreciation) of investment securities, for tax purposes, as of October 31, 1999 is as follows:

Aggregate unrealized appreciation of
  investment securities                      $ 17,098,924
---------------------------------------------------------
Aggregate unrealized (depreciation) of
  investment securities                          (627,146)
---------------------------------------------------------
Net unrealized appreciation of investment
  securities                                 $ 16,471,778
=========================================================
Investments have the same cost for the tax and financial
  statement purposes.



NOTE 6-SUPPLEMENTAL DATA

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                                          YEAR ENDED OCTOBER 31,
                                                              -----------------------------------------------
                                                               1999      1998      1997      1996      1995
                                                              -------   -------   -------   -------   -------
RATIOS AND SUPPLEMENTAL DATA:

Net assets, end of period (in 000's)                          $45,256   $63,366   $98,575   $92,025   $86,010
-------------------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets             1.53%     1.72%     1.22%     1.21%     1.22%
-------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets excluding interest
  expense:
  With expense waivers                                           0.56%     0.78%     0.69%     0.74%     0.83%
-------------------------------------------------------------------------------------------------------------
  Without expense waivers                                        0.79%     0.79%     0.77%     0.85%     0.88%
-------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                            49%       96%       41%       41%       45%
=============================================================================================================

                       REPORT OF INDEPENDENT ACCOUNTANTS

                       To the Shareholders of AIM Global Infrastructure Portfolio and Board of Trustees of AIM Investment Funds

                       In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the AIM Global Infrastructure Portfolio at October 31, 1999, and the results of its operations, the changes in its net assets and the supplemental data for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and supplemental data (hereafter referred to as "financial statements") are the responsibility of the Portfolio's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 1999 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

                                                    PRICEWATERHOUSECOOPERS LLP

                       Boston, Massachusetts
                       December 23, 1999

                            PART C: OTHER INFORMATION
                           GLOBAL INVESTMENT PORTFOLIO

ITEM 23.  EXHIBITS.

Exhibit
NUMBER          DESCRIPTION

(a)       - Agreement and Declaration of Trust of Registrant, dated May 7, 1998, was filed electronically as an Exhibit to Amendment No. 7 to the Registration Statement on Form N-1A, on February 26, 1999, and is hereby incorporated by reference.

(b)  (1)  - By-Laws of  Registrant   was filed  electronically  as an Exhibit to
            Amendment No. 7 to the Registration Statement on Form N-1A, on February 26, 1999, and is hereby incorporated by reference.

     (2) - Amended and Restated By-Laws of Registrant was filed electronically as an Exhibit to Amendment No. 7 to the Registration Statement on Form N-1A, on February 26, 1999, and is hereby incorporated by reference.

     (3) Amendment to Amended and Restated By-Laws of Registrant, adopted June 15, 1999, is filed herewith electronically.

(c)       - Provisions  of  instruments  defining   the   rights of  holders  of
            Registrant's securities are contained in the Agreement and Declaration of Trust, as amended, Articles II, VI, VII, VIII and IX and By-Laws Articles IV, V, VI, VII and VIII, which were included as part of Exhibits (a)(1) and (b) to Amendment No. 7 to the Registration Statement on Form N-1A, on February 26, 1999, and are hereby incorporated by reference.

(d)       - Investment  Management  and Administration  Contract,  dated May 29,
            1998, between Registrant and A I M Advisors, Inc. was filed as an Exhibit to Amendment No. 6 to the Registration Statement on Form N-1A, on June 23, 1998, and is hereby incorporated by reference.

(e)       - Underwriting Contracts - None.

(f)       - Bonus or Profit Sharing Contracts - None.

(g)       - Amendment to  Custodian Contract, dated January 26, 1999,  was filed electronically as an Exhibit to Amendment No. 7 to the Registration Statement on Form N-1A, on February 26, 1999, and is hereby incorporated by reference.

(h)       - Other Material Contracts - None.

(i)       - Legal Opinion - None.

(j)       - Consent of  PricewaterhouseCoopers  LLP,  independent  auditors,  is filed herewith electronically.

(k)       - Omitted Financial Statements - None.

(l)       - Initial Capitalization Agreements - None.

(m)       - Rule 12b-1 Plan - None.

(n)       - Financial Data Schedules - None.

(o)       - Rule 18f-3 Plan - None.


ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.

     Provide a list or diagram of all persons directly or indirectly controlled by or under common control with the Fund. For any person controlled by another person, disclose the percentage of voting securities owned by the immediately controlling person or other basis of that person's control. For each company, also provide the state or other sovereign power under the laws of which the company is organized.

     None.

ITEM 25.  INDEMNIFICATION.

     State the general effect of any contract, arrangements or statute under which any director, officer, underwriter or affiliated person of the fund is insured or indemnified against any liability incurred in their official capacity, other than insurance provided by any director, officer, affiliated person, or underwriter for their own protection.

     Article VIII of the Registrant's Agreement and Declaration of Trust, as amended, provides for indemnification of certain persons acting on behalf of the Registrant. Article VIII, Section 8.1 provides that a Trustee, when acting in such capacity, shall not be personally liable to any person for any act, omission, or obligation of the Registrant or any Trustee; provided, however, that nothing contained in the Registrant's Agreement and Declaration of Trust or in the Delaware Business Trust Act shall protect any Trustee against any liability to the Registrant or the Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee.

     Article VIII, Section 3 of the Registrant's By-Laws also provides that every person who is, or has been, a Trustee or Officer of the Registrant to the fullest extent permitted by the Delaware Business Trust Act, the Registrant's By-Laws and other applicable law.

      Section 9 of the Investment Management and Administration Contract between the Registrant and AIM provides that AIM shall not be liable, and each series of the Registrant shall indemnify AIM and its directors, officers and employees, for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by any series of the Registrant or the Registrant in connection with the matters to which the Investment Management and Administration Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of AIM in the performance by AIM of its duties or from reckless disregard by AIM of its obligations and duties under the Investment Management and Administration Contract.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISOR.

     Describe any other business, profession, vocation or employment of a substantial nature that each investment advisor, and each director, officer or partner of the advisor, is or has been engaged within the last two fiscal years for his or her own account or in the capacity of director, officer, employee, partner, or trustee.

     See the material under the headings "Trustees and Executive Officers" and "Management" included in Part B (Statement of Additional Information) of this Amendment. Information as to the Directors and Officers of A I M Advisors, Inc. is included in Schedule A and Schedule D of Part I of the entity's Form ADV (File No. 801-12313), filed with the Securities and Exchange Commission, which is incorporated herein by reference thereto.

ITEM 27.  PRINCIPAL UNDERWRITERS.

     None.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.

      State the name and address of each person maintaining physical possessions of each account, book, or other document required to be maintained by section 31(a) [15 u.s.c. 80a-30(a)] and the rules under that section.

      Accounts, books and other records required by Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended, are maintained and held in the offices of the Registrant and its advisor A I M Advisors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046, and its custodian, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110.

ITEM 29.  MANAGEMENT SERVICES.

      Provide a summary of the substantive provisions of any management-related service contract not discussed in part A or B, disclosing the parties to the contract and the total amount paid and by whom for the fund's last three fiscal years.

      None.

ITEM 30.  UNDERTAKINGS.

      None.

SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, the Global Investment Portfolio has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and the State Texas on the 28th day of February, 2000.

                                           GLOBAL INVESTMENT PORTFOLIO


                                     By:   /s/ Robert H. Graham
                                           --------------------
                                           Robert H. Graham, President


       SIGNATURES                       TITLE                         DATE
       ----------                       -----                         ----

/s/ Robert H. Graham             Chairman, Trustee &           February 28, 2000
--------------------             President (Principal
 (Robert H. Graham)               Executive Officer)


/s/ C. Derek Anderson                  Trustee                 February 28, 2000
---------------------
(C. Derek Anderson)


/s/ Frank S. Bayley                    Trustee                 February 28, 2000
-------------------
(Frank S. Bayley)


/s/ Ruth H. Quigley                    Trustee                 February 28, 2000
-------------------
(Ruth H. Quigley)


/s/ Dana R. Sutton            Vice President & Treasurer       February 28, 2000
------------------            (Principal Financial and
(Dana R. Sutton)                Accounting Officer)

                              INDEX TO EXHIBITS
                         GLOBAL INVESTMENT PORTFOLIO


EXHIBIT NUMBER

(b)(3)     Amendment to Amended and Restated Bylaws
(j)        Consent of PricewaterhouseCoopers LLP, independent auditors